As filed with the Securities and Exchange Commission on July 30, 2004

Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RANGE RESOURCES CORPORATION
and the Guarantors named in footnote (1) below
(Exact name of Co-Registrants as specified in their charters)

Delaware	1311	81-0557240
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

777 Main Street, Suite 800	Rodney L. Waller
Fort Worth, Texas 76102	Range Resources Corporation
(817) 870-2601	Senior Vice President and Corporate Secretary
(Address, including ZIP Code,	777 Main Street, Suite 800
and telephone number, including area code,	Fort Worth, Texas 76102
of Registrant’s principal executive offices)	(817) 870-2601
(Name, address, including ZIP code, and telephone number,
including area code, of agent for service)

Copies to:
Barry D. Burgdorf, Esq.
Vinson & Elkins L.L.P.
The Terrace 7
2801 Via Fortuna, Suite 100
Austin, Texas 78746-7568
Telephone: (512) 542-8400

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered	Per Note (2)	Price (2)	Registration Fee
7 3/8% Senior Subordinated Notes due 2013	$100,000,000	100%	$100,000,000	$12,670.00
Guarantees of 7 3/8% Senior Subordinated Notes due 2013(3)	—	—	—	—

(1)	Range Energy I, Inc., a Delaware corporation (I.R.S. Employer Identification No. 52-1996729), Range HoldCo, Inc., a Delaware corporation (I.R.S. Employer Identification No. 34-1903004), Range Production Company, a Delaware corporation (I.R.S. Employer Identification No. 75-1722213), Range Energy Ventures Corporation, a Delaware corporation (I.R.S. Employer Identification No. 76-0405733), Gulfstar Energy, Inc., a Delaware corporation (I.R.S. Employer Identification No. 76-0328570), Range Energy Finance Corporation, a Delaware corporation (I.R.S. Employer Identification No. 76-0504079) and Great Lakes Energy Partners, L.L.C., a Delaware limited liability company (I.R.S. Employer Identification No. 34-1902948).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	The 7 3/8% Senior Subordinated Notes due 2013 are guaranteed by the Co-Registrants named in footnote 1 on a senior subordinated basis. No separate consideration will be paid in respect of the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

     The Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 30, 2004

The information in this prospectus is not complete and may be changed. We may not offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to acquire these securities in any state where the offer or sale is not permitted.

Offer to Exchange up to
$100,000,000 of 7 3/8% Senior Subordinated Notes due 2013
Issued by Range Resources Corporation on June 25, 2004
for
$100,000,000 of 7 3/8% Senior Subordinated Notes due 2013
the offer and exchange of which have been registered under the Securities Act of 1933

Terms of the Exchange Offer

•	We are offering to exchange up to $100,000,000 of our outstanding 7 3/8% Senior Subordinated Notes due 2013 which were issued by us on June 25, 2004, and which we refer to herein as the “old notes,” for new notes with substantially identical terms, the offer and sale of which have been registered under the Securities Act of 1933.

•	We will exchange all outstanding old notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

•	There is no public market for the old notes or the new notes.

•	We are incurring all expenses associated with this registration.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2004, unless extended. We do not currently intend to extend the exchange offer.

•	Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer in accordance with the procedures set forth herein.

•	We believe that the exchange of new notes for old notes should not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

Terms of the New 7 3/8% Senior Subordinated Notes due 2013 Offered in the Exchange Offer

Maturity

•	The new notes will mature on July 15, 2013.

Interest

•	Interest on the new notes is payable on January 15 and July 15 of each year, beginning January 15, 2005.

•	Interest will accrue from June 25, 2004.

Redemption

•	Prior to July 15, 2006, we may redeem up to 35% of the original aggregate principal amount of the new notes at a redemption price of 107.375% of the principal amount, plus accrued and unpaid interest, with the proceeds of certain equity offerings.

•	On or after July 15, 2008, we may redeem some or all of the new notes pursuant to the redemption prices specified under the caption “Description of the New Notes – Optional Redemption.”

Change of Control

•	Subject to certain conditions, if we experience a change of control, we may be required to repurchase some or all of the new notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest.

Ranking

•	The new notes and the guarantees are our and our guarantor subsidiaries’ general, unsecured obligations and are subordinated to our and our subsidiaries’ senior debt and will be subordinated to future senior debt that we and our subsidiaries are permitted to incur under our senior credit facilities and the indenture governing the new notes.

     See “Risk Factors” on page 10 for a discussion of factors you should consider before participating in the exchange offer.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We and the guarantors have agreed that, starting on the expiration date of this exchange offer and ending on the close of business 180 days after the expiration date, we and the guarantors will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The date of this prospectus is           , 2004

Forward Looking Statements	ii
Prospectus Summary	1
Risk Factors	10
Exchange Offer	19
Use of Proceeds	28
Capitalization	29
Description of the New Notes	30
United States Federal Income Tax Considerations	56
Plan of Distribution	57
Legal Matters	58
Experts	58
Reserve Engineers	58
Where You Can Find More Information	58
Incorporation by Reference	59
Opinion/Consent of Vinson & Elkins L.L.P.
Computation of Ratio of Earnings to Fixed Charges
Subsidiaries of the Company
Consent of Ernst & Young LLP (Fort Worth)
Consent of Ernst & Young LLP (Pittsburgh)
Consent of KPMG LLP
Consent of KPMG LLP
Consent of Degolyer and MacNaughton
Consent of H.J. Gruy and Associates, Inc.
Consent of Wright and Company
Form of T-1 of J.P. Morgan Trust Company, N.A.

     This prospectus incorporates important business and financial information about Range Resources Corporation that is not included in or delivered with this prospectus. Such information is available without charge upon written or oral request made to the office of the Corporate Secretary, Range Resources Corporation, 777 Main Street, Suite 800, Fort Worth, Texas 76102 (Tel. 817-870-2601). To obtain timely delivery of any requested information, you must make any request no later than                    , 2004.

i

FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. These statements include statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

     When used herein, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will” and similar expressions as they relate to us or our management are intended to identify such statements as “forward-looking statements.” Such statements reflect the current views of Range Resources and our management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.

     Our actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, us and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things, production variance from expectations, volatility of oil and natural gas prices, hedging results, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, environmental risks, uncertainties about estimates of reserves, competition, litigation, our sources of liquidity, access to capital, government regulation, political risks, our ability to implement our business strategy, costs and results of drilling new projects, mechanical and other inherent risks associated with oil and natural gas production, weather, availability of drilling equipment and changes in interest rates, as well as other risks described under “Risk Factors” and elsewhere in this prospectus.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform them to actual results.

ii

PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference. Because it is a summary, it does not contain all of the information that you should consider before deciding to exchange your old notes for new notes. You should read the entire prospectus and the documents incorporated by reference carefully, including the section entitled “Risk Factors” and the financial statements and related notes to those financial statements incorporated by reference in this prospectus.

     Unless otherwise noted herein, as used in this prospectus, “we,” “our,” “ours,” “us” and the “Company” refer to Range Resources Corporation and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

Our Company

     We are an independent oil and natural gas company engaged in the acquisition, development and exploration of oil and natural gas properties in the Southwest, Appalachian and Gulf Coast, including the Gulf of Mexico, regions of the United States. We seek to increase our reserves and production through a balanced combination of development drilling, exploitation projects, exploration and acquisitions.

     We have a geographically diverse asset base focused on three core areas. The Southwest division’s properties are located in the Permian Basin of West Texas, the East Texas Basin, the Anadarko Basin of western Oklahoma and the Texas Panhandle. Our Gulf Coast division operates properties onshore in Texas, Louisiana and Mississippi and holds a non-operating interest in approximately 40 offshore properties in the shallow waters of the Gulf of Mexico. In 1999 we formed Great Lakes Energy Partners, L.L.C. (“Great Lakes”), a joint venture 50% owned by us and 50% owned by FirstEnergy Corp. (“FirstEnergy”). Throughout the time that Great Lakes has been in existence, the Appalachian and Michigan Basin properties held by Great Lakes have been operated primarily by former Range mid- and senior-level management who are familiar with the characteristics of oil and natural gas production in Appalachia. As described below, we recently acquired the 50% of Great Lakes owned by FirstEnergy so that Great Lakes is now a wholly-owned subsidiary of ours. See “Recent Developments” below.

     In 2001, we revised our business strategy to focus on increasing reserves and production through a balanced strategy of drilling primarily internally generated prospects coupled with complementary acquisitions in our core areas. Previously, we increased reserves and production primarily through acquisitions and the subsequent exploitation drilling of the low-risk development opportunities acquired. Currently, our acquisition effort is focused within our operating core areas. To achieve more balanced growth, we have enhanced our technical approach by expanding our technical staff, developing our project inventory and funding increased investment in land, seismic and exploration activity.

     Our principal executive offices are located at 777 Main Street, Suite 800, Fort Worth, Texas 76102. Our telephone number is (817) 870-2601.

Recent Developments

Acquisition of Great Lakes

     On June 23, 2004, we completed the purchase of FirstEnergy’s interest in Great Lakes for a cash purchase price of $200 million plus a cash payment equal to 50% of Great Lakes’ commodity hedge liability of $28 million. The transaction also included the assumption of debt, which totaled $70 million as of the closing, for an aggregate purchase price of $298 million. The acquisition gave us 100% control of Great Lakes’ oil and natural gas reserves and operations, leasehold, pipelines and working capital at the closing date of the purchase.

Public offering of common stock

     On June 16, 2004, we completed the underwritten public offering of 12,190,000 shares of our common stock. We used the net proceeds of $143 million to finance a portion of our obligations relating to the Great Lakes acquisition. The transaction consisted of an offering of 10,600,000 shares of common stock and an over-allotment option of 1,590,000 shares of our common stock which was immediately exercised by the underwriters.

Second Amended and Restated Senior Credit Facility

     On June 23, 2004 and in connection with the closing of the Great Lakes acquisition, we entered into our Second Amended and Restated Credit Facility among us and Great Lakes as borrowers and Bank One, NA and the institutions named therein as lenders, Bank One, NA, as administrative agent and Banc One Capital Markets, Inc., as sole lead arranger and bookrunner, which consolidated the Great Lakes Credit Facility into our Senior Credit Facility. As a result of this transaction, our borrowing base under this facility was increased from $240 million to $500 million and the commitment increased from $375 million to $600 million.

Private placement of 7 3/8% Senior Subordinated Notes

     On June 25, 2004, we completed the private offering of $100 million of 7 3/8% senior subordinated notes due 2013. The notes were offered as additional debt securities under an indenture pursuant to which we previously issued $100 million aggregate principal amount of 7 3/8% Senior Subordinated Notes due 2013 (the “previously issued notes”). A portion of the net proceeds of the private offering were used to finance our obligations in relation to the Great Lakes acquisition. The remaining proceeds from the offering were used to pay down our Second Amended and Restated Senior Credit Facility which we entered into simultaneously with the closing of the Great Lakes acquisition.

Redemption of 6% Convertible Subordinated Debentures

     We have elected to redeem all of our outstanding 6% Convertible Subordinated Debentures due 2007 on August 1, 2004 at a redemption price equal to 102% of the principal amount of the debentures outstanding, plus accrued interest. The principal amount of the debentures outstanding equals $8.9 million. The aggregate redemption price, including the required premium, will be $9.1 million.

The Exchange Offer

     On June 25, 2004, we completed a private offering of the old notes, which were additional debt securities under an indenture pursuant to which we issued the previously issued notes. We entered into a registration rights agreement with the initial purchasers in the private offering of the old notes in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to consummate the exchange offer within 210 days following the date of the original issuance of the old notes. The following is a summary of the exchange offer.

Exchange Offer	We are offering to exchange new notes for old notes.

Expiration date	The exchange offer will expire at 5:00 p.m. New York City time, on , 2004, unless we decide to extend it. We do not currently intend to extend the exchange offer. The exchange offer must remain open for not less than thirty days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to holders of the old notes.

Condition to the exchange offer	The registration rights agreement does not require us to accept old notes for exchange if the exchange offer or the making of any exchange by a holder of the old notes would violate any applicable law or interpretation of the staff of the Securities and Exchange Commission. The tender of a minimum aggregate principal amount of old notes is not a condition to the exchange offer.

Procedures for tendering old notes	To participate in the exchange offer, you must follow the automated tender offer program, or ATOP, procedures established by The Depository Trust Company, or DTC, for tendering notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that:

• DTC has received instructions to exchange your notes; and

• you agree to be bound by the terms of the letter of transmittal.

For more information on tendering your old notes, please refer to the sections in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer,” “—Procedures for Tendering” and “—Book-Entry Transfer.”

Guaranteed delivery procedures	None.

Withdrawal of tenders	You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Acceptance of old notes and delivery of new notes	If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any old notes that we do not accept for exchange to you without expense as promptly as practicable after the expiration date. We will also deliver the new notes as promptly as practicable after the expiration date. Please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer.”

Resale	We believe that the new notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by you (unless you are an “affiliate” of ours within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act so long as you are acquiring the new notes in the ordinary course of your business and you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes.

Each participating broker-dealer that receives new notes for its own account under the exchange offer for old notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See “Plan of Distribution.”

Any holder of old notes who:

•	is our affiliate;

•	does not acquire new notes in the ordinary course of its business; or

•	exchanges old notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of new notes must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the new notes.

Fees and Expenses	We will bear all expenses related to the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Fees and Expenses.”

Use of proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.

Consequences of failure to exchange old notes	If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act except in the limited circumstances provided under our registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

Tax consideration	We believe that the exchange of new notes for old notes should not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Please read “United States Federal Income Tax Considerations.”

Exchange agent	We have appointed J.P. Morgan Trust Company, N.A. as exchange agent for the exchange offer. You should direct questions, requests for assistance and requests for additional copies of this prospectus (including the letter of transmittal) to the exchange agent at the following address: J.P. Morgan Trust Company, N.A., 2200 Ross Avenue, 6th Floor, Dallas, Texas 75201. Eligible institutions may make requests by facsimile at 214-965-2082.

Terms of the New Notes

     The new notes will be identical to the old notes except that the offer and exchange of the new notes is registered under the Securities Act and the new notes will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes, the old notes and the previously issued notes. When we use the term “notes,” we mean the new notes together with the old notes.

     The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the section of this document entitled “Description of the New Notes.”

Issuer	Range Resources Corporation.

Notes offered	$100 million aggregate principal amount of 7 3/8% Senior Subordinated Notes due 2013.

Maturity date	July 15, 2013.

Interest payment dates	January 15 and July 15 of each year, commencing on January 15, 2005.

Mandatory redemption	None.

Optional redemption	Except as otherwise described below, the new notes will not be redeemable at our option prior to July 15, 2008. Thereafter, the new notes will be subject to redemption at our option, in whole or in part, at the redemption prices set forth under the heading “Description of the New Notes—Optional Redemption,” plus accrued and unpaid interest thereon to the applicable redemption date. In addition, prior to July 15, 2006, we may, at our option, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of the notes at a redemption price equal to 107.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with all or a portion of the net proceeds of public sales of equity interests of the Company; provided that at least 65% of the original aggregate principal amount of the notes remains outstanding immediately after the occurrence of such redemption. See “Description of the New Notes—Optional Redemption.”

Change of control	Upon a “Change of Control,” you as a holder of the notes will have the right to require us to make an offer to repurchase all or a portion of the notes at a purchase price of 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. Our credit agreement prohibits us from repurchasing any notes pursuant to a change of control offer prior to the repayment in full of the senior debt under our credit agreement. Therefore, if a change of control were to occur, there can be no assurance that we or the subsidiary guarantors will have the financial resources or be permitted under the terms of our or their indebtedness to repurchase the notes. If any “event of default” occurs, the trustee or holders of at least 25% in principal amount of the notes then outstanding may declare the principal of and the accrued and unpaid interest on such notes to be due and payable immediately. However, such repayment would be subject to the subordination provisions in our Indenture. See “Description of the New Notes—Subordination” and “—Repurchase at the Option of Holders—Change of Control,” and “—Events of Default and Remedies.”

Ranking	The new notes will be general, unsecured obligations, will be subordinated in right of payment to our senior debt, which includes borrowings under our Second Amended and Restated Senior Credit Agreement and any other permitted indebtedness which does not expressly provide that it is on a parity with or subordinated in right of payment to the new notes. The new notes and the old notes along with the previously issued notes will constitute a single class of securities under the Indenture. See “Capitalization” and “Description of the New Notes—Subordination.”

Subsidiary guarantees	Our payment obligations under the new notes will be jointly, severally and unconditionally guaranteed on a senior subordinated basis by each of our restricted subsidiaries and any future restricted subsidiaries. The guarantees will be subordinated to senior debt of the subsidiary guarantors to the same extent and in the same manner as the new notes are subordinated to senior debt. See “Description of the New Notes—Guarantees.”

Certain covenants	The new notes will be issued pursuant to the same Indenture as the old notes and the previously issued notes. This Indenture contains certain covenants that will, among other things, limit the ability of us and our restricted subsidiaries to incur additional indebtedness and issue disqualified stock, pay dividends, make distributions, make investments, make certain other restricted payments, enter into certain transactions with affiliates, dispose of certain assets, incur liens securing indebtedness of any kind (other than permitted liens) and engage in mergers and consolidations. See “Description of the New Notes— Certain Covenants.”

Transfer restrictions; absence of a public market for the new notes	The new notes generally will be freely transferable, but will also be new securities for which there is no existing market. We cannot assure you as to the development or liquidity of any market for trading. We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system.

Risk Factors

     You should carefully consider all of the information in this prospectus. In particular, you should evaluate the specific risk factors set forth under “Risk Factors,” beginning on page 10, for a discussion of risks involved with an investment in the new notes.

Ratio of Earnings to Fixed Charges

						Six
						Months
						Ended
	Year Ended December 31,					June 30,
	1999	2000	2001	2002	2003	2004
Ratio of earnings to fixed charges	0.5	1.9	1.5	1.9	3.2	3.6

     For purposes of calculating the ratio of earnings to fixed charges:

•	“fixed charges” represent interest expense, amortization of debt costs and the portion of rental expense representing the interest factor, and

•	“earnings” represent the aggregate of income from continuing operations and fixed charges.

      For the year ended December 31, 1999, earnings were inadequate to cover fixed charges by $22.8 million.

RISK FACTORS

     You should carefully consider and evaluate all the information included or incorporated by reference in this prospectus, including the risks described below, before you decide to participate in the exchange offer. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of the new notes could decline, and you may lose all or part of your investment. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial, individually or in the aggregate, may also impair our business operations.

     This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties, some of which are described in the documents incorporated by reference in this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties faced by us described below or incorporated by reference in this prospectus.

Risks Related to our Business

Volatility of oil and gas prices may hurt our profitability and financial condition

     Oil and natural gas prices are volatile, and an extended decline in prices would hurt our profitability and financial condition.

     The oil and natural gas industry is typically cyclical, and prices for oil and natural gas can be highly volatile. Historically, the industry has experienced severe downturns characterized by oversupply and/or weak demand. For example, in 1998 and early 1999, oil and natural gas prices fell, which contributed to the substantial losses we reported in those years. By early 2001, oil and natural gas prices reached levels above historical norms. Prices declined in the second half of 2001 but have risen steadily since mid-2002. Recent oil and natural gas prices are at historic highs with oil prices recently reaching up to $42 per barrel and natural gas prices reaching $7.00 per Mcf in some markets. These record oil and natural gas prices have contributed to our positive earnings over the last 12-18 months. However, long-term supply and demand for oil and natural gas is uncertain and subject to a myriad of factors including technology, geopolitics, weather patterns and economics.

     Many factors affect oil and natural gas prices including general economic conditions, consumer preferences, discretionary spending levels, interest rates and the availability of capital to the industry. Decreases in oil and natural gas prices from current levels could adversely affect our revenues, net income, cash flow and proved reserves. Significant and prolonged price decreases could have a material adverse effect on our operations and limit our ability to fund capital expenditures. Without the ability to fund capital expenditures, we may be unable to replace production.

Hedging transactions may limit our potential gains and involves other risks

     To manage our exposure to price risk, we typically enter into hedging arrangements from time to time with respect to a portion of our future production. The goal of these hedges is to limit volatility and increase the predictability of cash flow. These transactions may limit our potential gains if oil and natural gas prices were to rise over the price established by the hedge. For example, at December 31, 2003, we were party to hedging arrangements covering 52.6 Bcf and 1.4 million barrels of oil and 0.7 million barrels of NGLs. The hedges’ fair value was a pre-tax loss of $70.6 million. Due to additional hedging activity and rising prices, the fair value of these hedges on June 30, 2004 had risen to a loss of $103.5 million. If oil and natural gas prices continue to rise, we could be subject to margin calls.

     In addition, hedging transactions may expose us to the risk of financial loss in certain circumstances, including instances in which:

•	our production is less than expected;

•	the counterparties to our futures contracts fail to perform under the contracts; or

•	a sudden, unexpected event materially impacts oil or natural gas prices.

Information concerning our reserves and future net reserve estimates is uncertain

     There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves and their values, including many factors beyond our control. Estimates of proved undeveloped reserves, which comprise a significant portion of our reserves, are by their nature uncertain. The reserve data included or incorporated by reference in this prospectus is estimated. Although we believe these estimates are reasonable, actual production, revenues and reserve expenditures will likely vary from estimates, and these variances could be material.

     The accuracy of any reserves estimate is a function of the quality of available data, engineering and geological interpretation and judgment, assumptions used regarding quantities of oil and natural gas in place, recovery rates and future prices for oil and natural gas. Actual prices, production, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves will vary from those assumed in our estimates, and such variances may be material. Any variance in the assumptions could materially affect the estimated quantity and value of the reserves.

If oil and natural gas prices decrease or exploration efforts are unsuccessful, we may be required to take additional writedowns of our oil and natural gas properties

     In the past, we have been required to write down the carrying value of our oil and natural gas properties, and there is a risk that we will be required to take additional writedowns in the future. This could occur when oil and natural gas prices are low or if we have downward adjustments to our estimated proved reserves, increases in our estimates of operating or development costs or deterioration in our exploration results.

     Accounting rules require that the carrying value of oil and natural gas properties be periodically reviewed for possible impairment. “Impairment” is recognized when the book value of a proven property is greater than the expected undiscounted future cash flows from that property and on acreage when conditions indicate the carrying value is not recoverable. We may be required to write down the carrying value of a property based on oil and natural gas prices at the time of the impairment review, as well as a continuing evaluation of development results, production data, economics and other factors. While an impairment charge which reflects our long-term ability to recover on a prior investment does not impact cash or cash flow from operating activities, it reduces our earnings and increases our leverage ratios.

     For example, based primarily on the poor performance of certain properties acquired in 1997 and 1998 and significantly lower oil and natural gas prices, we recorded impairments of $215.0 million in 1998 and $29.9 million in 1999. At year-end 2001, we also recorded an impairment of $31.1 million due to year-end prices.

Our business is subject to operating hazards and environmental regulations that could result in substantial losses or liabilities

     Oil and natural gas operations are subject to many risks, including well blowouts, craterings, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas and other environmental hazards and risks. If any of these hazards occur, we could sustain substantial losses as a result of:

•	injury or loss of life;

•	severe damage to or destruction of property, natural resources and equipment;

•	pollution or other environmental damage;

•	clean-up responsibilities;

•	regulatory investigations and penalties; and/or

•	suspension of operations.

     Our current and former operations are subject to numerous and increasingly strict federal, state and local laws, regulations and enforcement policies relating to the environment. We may incur significant costs and liabilities in complying with existing or future environmental laws, regulations and enforcement policies and may incur costs arising out of property damage or injuries to employees and other persons. These costs may result from our current and former operations and even may be caused by previous owners of property we own or lease. Any past, present or future failure by us to completely comply with environmental laws, regulations and enforcement policies could cause us to incur substantial fines, sanctions or liabilities for cleanup costs or other damages. Incurrence of those costs or damages could reduce or eliminate funds available for exploration, development or acquisitions or cause us to incur losses.

     We maintain insurance against some, but not all, of these potential risks and losses. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs that is not fully covered by insurance, it could have a material adverse affect on our financial condition and results of operations.

We are subject to financing and interest rate exposure risks

     Our business and operating results can be harmed by factors such as the availability, terms of and cost of capital, increases in interest rates or a reduction in credit rating. These changes could cause our cost of doing business to increase, limit our ability to pursue opportunities and place us at a competitive disadvantage. For example, at June 30, 2004, a portion of our borrowings were subject to interest rate swap agreements, which were above market, and therefore, have increased our interest expense.

Our industry is highly competitive, making our results uncertain

     We face competition in every aspect of our business, including, but not limited to, acquiring reserves and leases, obtaining goods, services and employees needed to operate and manage our business and marketing oil and natural gas. Competitors include multinational oil companies, independent production companies and individual producers and operators. Many of our competitors have greater financial and other resources than we do.

The oil and natural gas industry is subject to extensive regulation, which may increase our costs

     The oil and natural gas industry is subject to various types of regulations in the United States by local, state and federal agencies. Legislation affecting the industry is under constant review for amendment or expansion, frequently increasing our regulatory burden. Numerous departments and agencies, both state and federal, are authorized by statute to issue rules and regulations binding on participants in the oil and natural gas industry. Compliance with such rules and regulations often increases our cost of doing business and, in turn, decreases our profitability.

Acquisitions are a part of our business strategy and are subject to the risks and uncertainties of evaluating recoverable reserves and potential liabilities

     We could be subject to significant liabilities related to acquisitions by us. It generally is not feasible to review in detail every individual property included in an acquisition. Ordinarily, a review is focused on higher valued properties. However, even a detailed review of all properties and records may not reveal existing or potential problems, nor will it permit us to become sufficiently familiar with the properties to assess fully their deficiencies and capabilities. We do not always inspect every well we acquire, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is performed.

     For example, in 1997 and 1998, we consummated several large acquisitions which proved extremely disappointing. Production from the acquired properties fell more rapidly than anticipated and further development results were far below the results we had originally projected. The poor production performance of these properties resulted in material downward reserve revisions. We cannot assure you that our recent and/or future acquisition activity will not result in similar disappointing results.

     In addition, there is intense competition for acquisition opportunities in our industry. Competition for acquisitions may increase the cost of, or cause us to refrain from, completing acquisitions. Our strategy of completing acquisitions is dependent upon, among other things, our ability to obtain debt and equity financing and, in some cases, regulatory approvals. Our ability to pursue our acquisition strategy may be hindered if we are not able to obtain financing or regulatory approvals.

     Acquisitions often pose integration risks and difficulties. In connection with recent and future acquisitions, the process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant management attention and financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Possible future acquisitions could result in our incurring additional debt, contingent liabilities and expenses, all of which could have a material adverse effect on our financial condition and operating results.

If key members of our management leave or we are unable to attract and retain experienced explorationists and other professional personnel, our operational viability may be effected

     Our success is highly dependent on our management personnel, none of which are currently subject to an employment contract. The loss of one or more of these individuals could have a material adverse effect on our business. Furthermore, competition for experienced technical personnel is intense. If we cannot retain our current personnel or attract additional experienced personnel, our ability to compete could be adversely affected.

If we do not replace reserves that we produce, our financial results will suffer in the future

     Because the rate of production from oil and natural gas properties generally declines as reserves are depleted, our future success depends upon our ability to find or acquire additional oil and natural gas reserves that are economically recoverable. Except to the extent that we acquire additional properties containing proved reserves, conduct successful exploration and development activities or, through engineering studies, identify additional behind-pipe zones or secondary recovery reserves, our proved reserves will decline materially as reserves are produced. Future oil and natural gas production is, therefore, highly dependent upon our level of success in acquiring or finding additional reserves that are economically recoverable. We cannot assure you that we will be able to find and develop or acquire additional reserves at an acceptable cost.

A portion of our business is subject to special risks related to offshore operations generally and in the Gulf of Mexico specifically

     Offshore operations are subject to a variety of operating risks specific to the marine environment, such as capsizing, collisions and damage or loss from hurricanes or other adverse weather conditions. These conditions can cause substantial damage to facilities and interrupt production. As a result, we could incur substantial liabilities that could reduce or eliminate the funds available for exploration, development or leasehold acquisitions, or result in loss of equipment and properties.

     Production of reserves from reservoirs in the Gulf of Mexico generally declines more rapidly than from reservoirs in many other producing regions of the world. This results in recovery of a relatively higher percentage of reserves from properties in the Gulf of Mexico during the initial few years of production. As a result, reserve replacement needs from new prospects are greater and require us to incur significant capital expenditure to replace production.

New technologies may cause our current exploration and drilling methods to become obsolete, resulting in an adverse effect on our production

     The oil and natural gas industry is subject to rapid and significant advancements in technology, including the introduction of new products and services using new technologies. As competitors use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost. In addition, competitors may have greater financial, technical and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can. We cannot be certain that we will be able to implement technologies on a timely basis or at a cost that is acceptable to us. One or more of the technologies that we currently use or that we may implement in the future may become obsolete, and we may be adversely affected.

Our business depends on oil and natural gas transportation facilities, some of which are owned by others

     The marketability of our oil and natural gas production depends in part on the availability, proximity and capacity of pipeline systems owned by third parties. The unavailability of or lack of available capacity on these systems and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. Although we have some contractual control over the transportation of our product, material changes in these business relationships could materially affect our operations. Federal and state regulation of oil and natural gas production and transportation, tax and energy policies, changes in supply and demand, pipeline pressures, damage to or destruction of pipelines and general economic conditions could adversely affect our ability to produce, gather and transport oil and natural gas.

Risks related to the Exchange Offer and the New Notes

If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer old notes will be adversely affected

     We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes.

     If you do not exchange your old notes for new notes pursuant to the exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register old notes under the Securities Act. Further, if you continue to hold any old notes after the exchange offer is consummated, you may not be able to sell the old notes because there will be fewer old notes outstanding.

Our significant indebtedness could limit our ability to successfully operate our business and prevent us from fulfilling our obligations under the new notes

     We are substantially leveraged and will continue to have significant indebtedness for the foreseeable future. As of June 30, 2004, we had total debt of $525.4 million, $320.0 million of which is senior to, and $205.4 million is pari passu with, the new notes. Our exploration and development program will require substantial capital resources, estimated to range from $148.6 to $199.2 million per year over the next three years, and the operation of our existing operations will also require ongoing capital expenditures. In addition, if we decide to pursue additional acquisitions, our capital expenditures will increase both to complete such acquisitions and to explore and develop any newly acquired properties.

     The degree to which we are leveraged could have other important consequences to you, including the following:

•	we must dedicate a substantial portion of our cash flows from operations to the payment of our indebtedness, reducing the funds available to pay principal and interest on the new notes and for our operations;

•	a portion of our borrowings are at variable rates of interest, making us vulnerable to increases in interest rates which would result in higher interest expense;

•	we may be more highly leveraged than some of our competitors, which could place us at a competitive disadvantage to our competitors that have proportionately less debt;

•	our degree of leverage may make us more vulnerable to a downturn in our business or the economy generally;

•	the terms of our existing credit arrangements and the Indenture governing the notes contain numerous financial and other restrictive covenants which, if we fail to comply therewith, and an event of default occurs as a result of that failure, could have a material adverse effect on us;

•	our debt level could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	we may have difficulties obtaining additional financing in the future for working capital, capital expenditures, acquisitions, or other purposes.

Despite our current levels of indebtedness we still may be able to incur substantially more debt. This could further increase the risks described above

     We may be able to incur substantial additional indebtedness in the future. The terms of the Indenture do not prohibit us from issuing additional 7 3/8% Senior Subordinated Notes or other indebtedness. As of June 30, 2004, our Second Amended and Restated Senior Credit Facility will permit borrowings of $500.0 million, all of which would be senior to the notes. If new debt is added to our current debt levels, the related risks that we now face could intensify. See “Capitalization.”

Any failure to meet our debt obligations could harm our business, financial condition and results of operations

     If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to sell assets, seek additional equity or debt capital or restructure our debt. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms. Our cash flow and capital resources may be insufficient for payment of interest on and principal of our debt in the future, including payments on the new notes, and any such alternative measures may be unsuccessful or may not permit us to meet scheduled debt service obligations, which could cause us to default on our obligations and impair our liquidity.

Your right to receive payments on the new notes is subordinated to the rights of our senior indebtedness and effectively subordinated to the rights of existing and future creditors of any subsidiaries that are not guarantors on the new notes

     Holders of our senior indebtedness will have claims that are prior to your claims as holders of the new notes. In the event of any distribution of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of senior indebtedness will have prior claim to all of our assets. Holders of the new notes will participate ratably with all holders of our senior subordinated indebtedness that is deemed to be of the same class as the new notes, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the new notes. As a result, holders of the new notes may receive less, ratably, than holders of senior indebtedness.

     As of June 30, 2004, we had total senior indebtedness of approximately $320.0 million. We may incur an unlimited amount of indebtedness in the future under the terms of the Indenture.

     In addition, we conduct substantially all of our operations through our subsidiaries and some of our subsidiaries do not guarantee the new notes. In addition, we may be able to designate one or more subsidiaries in the future as unrestricted subsidiaries. As a result, holders of the new notes will be effectively subordinated to the indebtedness and other liabilities of any such subsidiaries, including trade creditors. Therefore, in the event of the insolvency or liquidation of an unrestricted subsidiary, following payment by such subsidiary of its liabilities, such subsidiary may not have sufficient remaining assets to make payments to us as a shareholder or otherwise. In the event of a default by any such subsidiary under any credit arrangement or other indebtedness, its creditors could accelerate such debt, prior to such subsidiary distributing amounts to us that we could have used to make payments on the new notes.

We may not be able to repurchase the new notes

     Under the terms of the Indenture, you may require us to repurchase all or a portion of your new notes on certain dates or in the event of a change in control. We may not have enough funds to pay the repurchase price on a purchase date (in which case, we could be required to issue common stock to pay the repurchase price). Our existing and any future credit agreements or other debt agreements to which we become a party may provide that our obligation to purchase or redeem the new notes would be an event of default under such agreement. As a result, we may be restricted or prohibited from repurchasing or redeeming the new notes. If we are prohibited from repurchasing or redeeming the new notes, we could seek the consent of our then-existing lenders to repurchase or redeem the new notes or we could attempt to refinance the borrowings that contain such prohibition. If we are unable to obtain a consent or refinance the debt, we could not repurchase or redeem the new notes. Our failure to redeem tendered notes would constitute a default under the Indenture and might constitute a default under the terms of other indebtedness that we incur.

     The term “change in control” is limited to certain specified transactions and may not include other events that might adversely affect our financial condition. Our obligation to repurchase the new notes upon a change in control would not necessarily afford holders of the new notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The notes may receive a lower rating than anticipated

     If one or more rating agencies assigns the new notes a rating lower than the rating expected by investors, or reduces their rating in the future, the market price of the new notes would be adversely affected.

You may find it difficult to sell your new notes

     You may find it difficult to sell your new notes because an active trading market for the new notes may not develop. There is no existing trading market for the new notes. We do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. As a result, the market price of the new notes could be adversely affected.

Federal and state fraudulent transfer laws may permit a court to void the new notes and the guarantees and, if that occurs, you may not receive any payments on the new notes

     The issuance of the new notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of our subsidiary guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the new notes or a guarantee and, in the case of (2) only, one of the following is also true:

•	we or any of our subsidiary guarantors were or was insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

•	payment of the consideration left us or any of our subsidiary guarantors with an unreasonably small amount of capital to carry on the business; or

•	we or any of our subsidiary guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

     If a court were to find that the issuance of the new notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the new notes or such guarantee or subordinate the new notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the new notes to repay any amounts received with respect to the new notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the new notes. Further, the voidance of the new notes could result in an event of default with respect to our other debt and that of our subsidiaries that could result in acceleration of such debt.

     Generally, an entity would be considered insolvent if at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

•	the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

     We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the new notes and the guarantees would not be subordinated to our or any guarantor’s other debt.

     If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the new notes.

EXCHANGE OFFER

     We sold the old notes on June 25, 2004 pursuant to a purchase agreement dated June 22, 2004, by and among us and the initial purchasers named therein. The old notes were subsequently offered by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act.

Purpose and Effect of the Exchange Offer

     In connection with the issuance of the old notes, we entered into a registration rights agreement under which we agreed to:

•	within 90 days after the issue date of the old notes, file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the old notes for new notes of ours having terms substantially identical in all material respects to the old notes except with respect to transfer restrictions;

•	use our best efforts to cause the registration statement to be declared effective under the Securities Act within 180 days after the issue date of the old notes;

•	use our reasonable best efforts to consummate the exchange offer within 210 days after the issue date of the old notes;

•	keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the old notes; and

•	to file a shelf registration for the resale of the old notes if we cannot consummate the exchange offer within the time period listed above and certain other circumstances described in this prospectus.

     For each old note tendered to us pursuant to the exchange offer, we will issue to the holder of such old note a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last date upon which we paid interest on the old note, unless no interest has been paid on the old note, in which case, interest shall be paid from the original issuance date of the old note.

     Under existing interpretations of the staff of the Securities and Exchange Commission issued to third parties, the new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the new notes represents to us in the exchange offer that it is acquiring the new notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the new notes and that it is not our affiliate, as such terms are interpreted by the Securities and Exchange Commission; provided, however, that broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such new notes. The staff of the Securities and Exchange Commission has taken the position in interpretations issued to third parties that participating broker-dealers may fulfill their prospectus delivery requirements with respect to new notes (other than a resale of an unsold allotment from the original sale of the old notes) with the prospectus contained in the registration statement covering the new notes. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

     Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the registration statement in connection with the resale of the new notes for 180 days following the effective date of such registration statement (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus).

     A holder of old notes (other than certain specified holders) who wishes to exchange old notes for new notes in the exchange offer will be required to represent that any new notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes and that it is not our “affiliate,” as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     In the event that:

•	any change of law or in applicable interpretations thereof by the staff of the Securities and Exchange Commission do not permit us to effect an exchange offer;

•	for any other reason the exchange offer is not consummated within 210 days after the issue date of the old notes;

•	any holder of old notes, other than the initial purchasers, notifies us prior to the 20th business day following the consummation of the exchange offer it is prohibited by law or the applicable interpretations of the staff of the Securities and Exchange Commission from participating in the exchange offer;

•	in the case of any holder of old notes who participates in the exchange offer, such holder does not receive new notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holders as an affiliate of ours within the meaning of the Securities Act); or

•	an initial purchaser so requests with respect to old notes or private exchange notes that have, or that are reasonably likely to be determined to have, the status of unsold allotments in an initial distribution;

then we will, at our cost, use our reasonable best efforts to file and use our reasonable best efforts to have declared effective a shelf registration statement covering resales of the old notes on or prior to the later of 180 calendar days after the issue date of the old notes or 90 days after the shelf registration statement is required to be filed with the Securities and Exchange Commission.

     We will use our reasonable best efforts to keep the shelf registration statement effective until two years after the issue date of the old notes, subject to certain exceptions. We will, if we file a shelf registration statement, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes or the new notes, as the case may be. A holder selling such old notes or new notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such holder (including certain indemnification obligations).

     The registration rights agreement obligates us to pay additional cash interest on the principal amount of the applicable old notes and new notes (in addition to the stated interest on the old notes and the new notes) upon the occurrence of any of the following events:

•	if the registration statement of which this prospectus forms a part is not declared effective by the Securities and Exchange Commission on or prior to the 180th day after the issue date of the old notes (the “effectiveness deadline”);

•	if the exchange offer is not consummated on or prior to the earlier of the 30th business day following the effectiveness deadline or the 210th day following the issue date of the old notes;

•	if obligated to file the shelf registration statement, it is not declared effective by the later of 180 calendar days after the issue date of the old notes or 90 days after the shelf registration statement is required to be filed with the Securities and Exchange Commission; or

•	after the shelf registration statement is declared effective it ceases to be effective or usable (subject to some exceptions);

from and including the date on which any registration default shall occur to, but excluding, the earlier of (1) the date on which all registration defaults have been cured or (2) the date on which all the old notes and the new notes otherwise become freely transferable by holders other than our affiliates without further registration under the Securities Act. The additional cash interest will accrue at a rate of .25% per annum during the 90 day period immediately following the occurrence of a registration default and shall increase by an additional .25% per annum with respect to each subsequent 90 day period, up to a maximum amount of additional interest of .50% per annum.

Resale of New Notes

     Based on no action letters of the staff of the Securities and Exchange Commission issued to third parties, we believe that new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	such new notes are acquired in the ordinary course of your business; and

•	you do not intend to participate in the distribution of such new notes.

     The staff of the Securities and Exchange Commission, however, has not considered the exchange offer for the new notes in the context of a no action letter, and the staff of the Securities and Exchange Commission may not make a similar determination as in the no action letters issued to these third parties.

     If you tender in the exchange offer with the intention of participating in any manner in a distribution of the new notes:

•	you cannot rely on such interpretations by the Securities and Exchange Commission staff issued to third parties; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act. This registration statement should contain the selling security holder’s information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of new notes.

Terms of the Exchange Offer

     Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration date. We will issue new notes in principal amount equal to the principal amount of old notes surrendered under the exchange offer. Old notes may be tendered only for new notes and only in integral multiples of $1,000. The exchange offer is not applicable to any of the previously issued notes.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

     As of the date of this prospectus, $100 million aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will be entitled to the rights and benefits such holders have under the Indenture relating to the old notes and the registration rights agreement.

     We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

     If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled “—Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.

     We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

     Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

Expiration Date

     The exchange offer will expire at 5:00 p.m., New York City time, on         , 2004 unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

     We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders if the exchange offer is so extended. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange upon the expiration of the extended exchange offer.

     In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion

•	to delay accepting for exchange any old notes,

•	to extend the exchange offer, or

•	to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. However, we may not delay acceptance for exchange of any old notes after the expiration of the exchange offer. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

Conditions to the Exchange Offer

     We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

     In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable Securities and Exchange Commission rules, regulations or staff interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

     These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time prior to or on the expiration of the offer in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time prior to or on the expiration of the offer.

     In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture relating to the new notes under the Trust Indenture Act of 1939.

Procedures for Tendering

How to tender generally

     To participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should follow carefully the instructions on how to tender your old notes. It is your responsibility to properly tender your old notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of defects in your tender.

     If you have any questions or need help in exchanging your old notes, please call the exchange agent whose address and phone number are described in the letter of transmittal.

     All of the old notes were issued in book-entry form, and all of the old notes are currently represented by a global certificate held by Cede & Co. for the account of DTC. We have confirmed with DTC that the old notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

     By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

     There is no procedure for guaranteed late delivery of the old notes.

Determinations under the exchange offer

     We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determinations will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the rights to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable following the expiration date.

When we will issue new notes

     In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	a book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of old notes not accepted or exchanged

     If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your representations to us

     By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any new notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes within the meaning of the Securities Act;

•	if you are not a broker-dealer that you are not engaged in and do not intend to engage in the distribution of the new notes;

•	if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act or if you are our “affiliate” that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

Withdrawal of Tenders

     Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to the expiration date. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the ATOP procedures.

     We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any old notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under “—Procedures for Tendering” above at any time on or prior to the expiration date.

Fees and Expenses

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

     We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	Securities and Exchange Commission registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

     We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

     If you do not exchange new notes for your old notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless they are registered under the Securities Act or unless the offer or sale is exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

Accounting Treatment

     We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. The expenses of the exchange offer will be amortized over the term of the new notes.

Other

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

     We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

     Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the offer and exchange of the new notes have been registered under the Securities Act and the new notes will not have restrictions on transfer, registration rights or provisions for additional cash interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any increase in our outstanding indebtedness.

CAPITALIZATION

     The following table sets forth our capitalization as of June 30, 2004. This table should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus.

(in thousands)	Actual
Cash and cash equivalents	$7,571
Long-term debt:
Senior credit facility	320,000
7 3/8% senior subordinated notes due 2013	196,518
6% convertible subordinated debentures due 2007	8,904

Total long-term debt	$525,422

Stockholders’ equity:
Preferred stock, $1 par value; 10,000,000 shares authorized; 1,000,000 of 5.9% cumulative convertible preferred stock issued and outstanding	50,000
Common stock, $.01 par value; 100,000,000 shares authorized; 69,269,693, issued and outstanding(1)	693
Capital in excess of par value	546,822
Stock held by employee benefit trust, 1,716,389 shares at cost	(9,426)
Retained earnings (deficit)	(111,246)
Deferred compensation	(1,431)
Other comprehensive income (loss)	(62,838)

Total stockholders’ equity	$412,574

Total capitalization	$937,996

(1) Outstanding common stock does not include (i) options to purchase 4,594,404 shares of common stock outstanding under our stock option plans as of June 30, 2004, and (ii) approximately 462,545 shares of our common stock reserved for issuance upon conversion of our 6% convertible subordinated debentures due 2007 outstanding as of June 30, 2004 and (iii) approximately 5.9 million shares of our common stock issuable upon the conversion of our 5.9% cumulative convertible preferred stock.

DESCRIPTION OF THE NEW NOTES

General

     The form and terms of the new notes are the same as the form and terms of the old notes, except that the offer and exchange of the new notes have been registered under the Securities Act, and the new notes will not bear legends restricting the transfer thereof, will not be entitled to registration rights under the registration rights agreement, and will not contain provisions relating to additional interest. Range Resources Corporation will issue the new notes under an Indenture among itself, the Subsidiary Guarantors and J.P. Morgan Trust Company, N.A., as successor trustee to Bank One, National Association. The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

     Certain terms used in this description are defined under the subheading “—Certain Definitions.” In this description, the words “Range Resources” or “the Company” refer only to Range Resources Corporation, and any successor obligor on the notes, and not to any of its subsidiaries. As used in this section, the term “notes” refers to both old notes and new notes.

     The previously issued notes, the old notes, the new notes and any additional notes issued from time to time in accordance with the terms of the Indenture will constitute a single class of debt securities under the Indenture. If the exchange offer is consummated, holders of old notes who do not exchange new notes for their old notes will vote together with holders of the previously issued notes, the new notes and, if applicable, any holders of additional notes for all relevant purposes under the Indenture. Accordingly, in determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the Indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the previously issued notes, the new notes and, if applicable, any additional notes, and the holders of the previously issued notes, the old notes, the new notes and the additional notes will vote together as a single class. All references in this prospectus to specified percentages in aggregate principal amount of the notes that are outstanding means, at any time after the exchange is consummated, the percentage in aggregate principal amount of the previously issued notes, the old notes, the new notes and the additional notes then outstanding.

     The following description is a summary of the provisions of the Indenture that we believe to be material and of interest to you and does not restate that agreement in its entirety. We encourage you to read the Indenture because that agreement, and not this description, will define your rights as a holder of the new notes. We have filed a copy of the Indenture as an exhibit to the registration statement on Form S-4 (Reg. No. 333-108516) filed with the Securities Exchange Commission on September 4, 2003.

Basic Terms of the Notes

     The notes

•	are unsecured senior subordinated obligations of Range Resources, subordinated in right of payment to all existing and future Senior Debt of Range Resources in accordance with the subordination provisions of the Indenture;

•	are jointly, severally and unconditionally guaranteed on a senior subordinated basis by each of the Restricted Subsidiaries of the Company and any future Restricted Subsidiary of the Company. The obligations of the Subsidiary Guarantors under the Guarantees will be general unsecured obligations of each of the Subsidiary Guarantors and will be subordinated in right of payment to all obligations of the Subsidiary Guarantors in respect of Senior Debt;

•	are issued as additional notes under the Indenture in an original aggregate principal amount of $100 million;

•	mature on July 15, 2013;

•	bear interest commencing the date of issue at 7 3/8%, payable semiannually in arrears on each January 15 and July 15, commencing January 15, 2005 to holders of record on the January 1 or July 1 immediately preceding the interest payment date; and

•	bear interest on overdue principal, and, to the extent lawful, pay interest on overdue interest, at 1.0% per annum higher than 7 3/8%.

Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Additional Notes

     Subject to the covenants described below, the Company may issue additional notes under the Indenture having the same terms in all respects as the notes except that interest will accrue on the additional notes from their date of issuance.

     The previously issued notes, any old notes not exchanged in the exchange offer, any new notes and any additional notes would be treated as a single class for all purposes under the Indenture and will vote together as one class on all matters under the Indenture.

Optional Redemption

     Except as otherwise described below, the new notes will not be redeemable at the Company’s option prior to July 15, 2008. Thereafter, the new notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

% of Principal
Year	Amount
2008	103.688%
2009	102.458%
2010	101.229%
2011 and thereafter	100.000%

     Prior to July 15, 2006, the Company may, at its option, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of the new notes at a redemption price equal to 107.375% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with all or a portion of the net proceeds of public sales of Equity Interests of the Company; provided that at least 65% of the original aggregate principal amount of the new notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of the related sale of such Equity Interests.

No Mandatory Redemption or Sinking Fund

     Except as set forth below under “—Repurchase at the Option of Holders,” the Company is not required to make mandatory redemption or sinking fund payments with respect to the new notes.

Guarantees

     The Company’s payment obligations under the new notes will be jointly, severally and unconditionally guaranteed (the “Guarantees”) by each Restricted Subsidiary of the Company and any future Restricted Subsidiary of the Company. The Subsidiary Guarantors shall initially be Range Energy I, Inc., Range HoldCo, Inc., Range Production Company, Range Energy Ventures Corporation, Gulfstar Energy, Inc., Range Energy Finance Corporation and Great Lakes Energy Partners, L.L.C. The Guarantees will be subordinated to Indebtedness of the Subsidiary Guarantors to the same extent and in the same manner as the notes are subordinated to the Senior Debt. Each Guarantee by a Subsidiary Guarantor will be limited in an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering such Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting rights of creditors generally.

     The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person whether or not affiliated with such Subsidiary Guarantor, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental Indenture in form and substance reasonably satisfactory to the Trustee in respect of the notes, the Indenture and the Guarantees; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) such transaction does not violate any of the covenants described under the heading “—Certain Covenants.”

     The Indenture provides that in the event of a sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor to a third party or an Unrestricted Subsidiary in a transaction that does not violate any of the covenants in the Indenture, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of a Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released from and relieved of any obligations under its Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the covenant described under the caption “—Repurchase at the Option of Holders—Asset sales.”

     Any Subsidiary Guarantor that is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture shall be released and relieved of its obligations under its Guarantee and any Unrestricted Subsidiary and any newly formed or newly acquired Subsidiary that becomes a Restricted Subsidiary will be required to execute a Guarantee in accordance with the terms of the Indenture.

     The Company is a holding company, owns no operating assets and has no significant operations independent of its subsidiaries. The Guarantees are full and unconditional and joint and several, and any subsidiaries of the Company other than the Subsidiary Guarantors are minor.

Subordination

     The payment of principal of, premium, if any, and interest on the notes and any other payment obligations of the Company in respect of the notes (including any obligation to repurchase the notes) will be subordinated in certain circumstances in right of payment, as set forth in the Indenture, to the prior payment in full in cash of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

     Upon any payment or distribution of property or securities to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or in an assignment for the benefit of creditors or any marshalling of the Company’s assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed in such proceeding) before the Holders of notes will be entitled to receive any payment with respect to the notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of notes would be entitled shall be made to the holders of Senior Debt (except in each case that Holders of notes may receive securities that are subordinated at least to the same extent as the notes are subordinated to Senior Debt and any securities issued in exchange for Senior Debt and payments made from the trust described under “—Legal Defeasance and Covenant Defeasance”).

     The Company may not make any payment (whether by redemption, purchase, retirement, defeasance or otherwise) upon or in respect of the notes (except in such subordinated securities or from the trust described under “—Legal Defeasance and Covenant Defeasance”) if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits, or with the giving of notice or passage of time or both (unless cured or waived) will permit, holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Company or the holders of any Designated Senior Debt. Cash payments on the notes shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earliest of the date on which such nonpayment default is cured or waived, the date on which the applicable Payment Blockage Notice is retracted by written notice to the Trustee or 90 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated or a default of the type described in clause (ix) under the caption “Events of Default” has occurred and is continuing. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice. No nonpayment default in respect of Designated Senior Debt that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency of the Company, Holders of notes may recover less ratably than creditors of the Company who are holders of Senior Debt. As of June 30, 2004, we had $320.0 million of Senior Debt outstanding, excluding intercompany debt and trade payables. The Indenture will limit, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Subsidiaries can incur. See “—Certain Covenants—Incurrence of indebtedness and issuance of disqualified stock.”

Repurchase at the Option of Holders

Change of Control

     Upon the occurrence of a Change of Control, each Holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount of the notes plus accrued and unpaid interest, if any, thereon to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offer to repurchase the notes pursuant to the procedures required by the Indenture and described in such notice. The Change of Control Payment shall be made on a business day not less than 30 days nor more than 60 days after such notice is mailed (the “Change of Control Payment Date”). The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all the notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of such notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the Holders of notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes (or portions thereof) validly tendered and not withdrawn under such Change of Control Offer.

     The Credit Agreement will prohibit the Company from repurchasing any notes pursuant to a Change of Control Offer prior to the repayment in full of the Senior Debt under the Credit Agreement. Moreover, the occurrence of certain change of control events identified in the Credit Agreement will constitute a default under the Credit Agreement. Any future Credit Facilities or other agreements relating to the Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. If a Change of Control were to occur, the Company may not have sufficient available funds to pay the Change of Control Payment for all notes that might be delivered by Holders of notes seeking to accept the Change of Control Offer after first satisfying its obligations under the Credit Agreement or other agreements relating to Senior Debt, if accelerated. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Payment when due will constitute a Default under the Indenture and will otherwise give the Trustee and the Holders of notes the rights described under “—Events of Default and Remedies.”

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset sales

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary in such Asset Sale, plus all other Asset Sales since the date of the Indenture, on a cumulative basis, is in the form of cash or Cash Equivalents; provided that the amount of any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any guarantee thereof) are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to reduce Senior Debt, (b) to acquire a controlling interest in another Oil and Gas Business, (c) to make capital expenditures in respect of the Company’s or its Restricted Subsidiaries’ Oil and Gas Business, (d) to purchase long-term assets that are used or useful in such Oil and Gas Business or (e) to repurchase any notes. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt that is revolving debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied as provided in the first sentence of this paragraph will (after the expiration of the periods specified in this paragraph) be deemed to constitute “Excess Proceeds.”

     When the aggregate amount of Excess Proceeds exceeds $10 million, the Company will be required to make an offer to all Holders of notes and, to the extent required by the terms thereof, to all holders or lenders of Pari Passu Indebtedness (an “Asset Sale Offer”) to purchase the maximum principal amount of the notes and any such Pari Passu Indebtedness to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to, in the case of the notes, 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, or, in the case of any other Pari Passu Indebtedness, 100% of the principal amount thereof (or with respect to discount Pari Passu Indebtedness, the accreted value thereof) on the date of purchase, in each case in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable. To the extent that the aggregate principal amount (or accreted value, as the case may be) of the notes and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the sum of the aggregate principal amount of the notes surrendered by Holders thereof and the aggregate principal amount or accreted value, as the case may be, of other Pari Passu Indebtedness surrendered by holders or lenders thereof exceeds the amount of Excess Proceeds, the Trustee and the trustee or other lender representatives for the Pari Passu Indebtedness shall select the notes and other Pari Passu Indebtedness to be purchased on a pro rata basis, based on the aggregate principal amount (or accreted value, as applicable) thereof surrendered in such Asset Sale Offer. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     The Credit Agreement could prohibit the Company from using more than $25 million of the proceeds from certain Asset Sales for the purchase of notes. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale Offer occurs at a time when the Company is prohibited from purchasing more than $25 million of the notes, the Company could seek the consent of its lenders to the purchase to the extent the dollar value of the notes purchased exceeds $25 million or could attempt to refinance the Senior Debt that contain such prohibition. If the Company does not obtain such a consent or repay such Senior Debt, the Company may remain prohibited from purchasing more than $25 million of the notes. In such case, the Company’s failure to purchase any tendered notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement and possibly a default under other agreements relating to Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of the notes.

Certain Covenants

     The Indenture contains covenants including, among others, the following:

Restricted payments

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the

Company’s Equity Interests (including, without limitation, any payment to holders of the Company’s Equity Interests in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent or other Affiliate of the Company that is not a Wholly Owned Restricted Subsidiary of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes, except at final maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted payments”), unless, at the time of and after giving effect to such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of indebtedness and issuance of disqualified stock”; and

     (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (5), (6) and (7) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue and sale since the date of the Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the net proceeds of such sale, liquidation or repayment and (B) the initial amount of such Restricted Investment; provided, however, that the foregoing provisions of this paragraph (c) will not prohibit Restricted Payments in an aggregate amount not to exceed $20 million.

     The foregoing provisions will not prohibit: (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (3) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of subordinated Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any of the Company’s (or any of its Subsidiaries’) employees pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2 million in any twelve-month period; and provided further that no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (5) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; and (6) cash payments made by the Company, not to exceed $25 million in the aggregate, for the repurchase, redemption or other acquisition or retirement of the 6% Convertible Subordinated Debentures (or the previously outstanding 8.75% Senior Subordinated Notes and 5.75% Trust Convertible Securities which have been redeemed or repurchased as allowed by the Indenture).

     The amount of all Restricted Payments (other than cash) shall be the fair market value (as determined in good faith by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than five days after the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant “Restricted payments” were computed.

Designation of unrestricted subsidiaries

     The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under clause (c) of the first paragraph of the covenant “Restricted payments.” All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of the fair market value or the book value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Incurrence of indebtedness and issuance of disqualified stock

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if:

     (i) the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1, determined on a pro forma basis as set forth in the definition of Fixed Charge Coverage Ratio; and

     (ii) no Default or Event of Default shall have occurred and be continuing at the time such additional Indebtedness is incurred or such Disqualified Stock is issued or would occur as a consequence of the incurrence of the additional Indebtedness or the issuance of the Disqualified Stock.

     Notwithstanding the foregoing, the Indenture will not prohibit any of the following (collectively, “Permitted Indebtedness”): (a) the Indebtedness evidenced by the notes; (b) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness pursuant to Credit Facilities, so long as the aggregate principal amount of all Indebtedness outstanding under all Credit Facilities does not, at any one time, exceed the greater of (i) $600 million (or, if there is any permanent reduction in the aggregate principal amount permitted to be borrowed under the Credit Agreement, such lesser aggregate principal amount) and (ii) an amount equal to the sum of (A) $50 million plus (B) 30% of Adjusted Consolidated Net Tangible Assets determined after the incurrence of such Indebtedness (including the application of the proceeds therefrom); (c) the guarantee by any Subsidiary Guarantor of any Indebtedness that is permitted by the Indenture to be incurred by the Company; (d) all Indebtedness of the Company and its Restricted Subsidiaries in existence as of the date of the Indenture; (e) intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be; (f) Indebtedness in connection with one or more standby letters of credit, guarantees, performance bonds or other reimbursement obligations, in each case, issued in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit (other than advances or credit on open account, includible in current liabilities, for goods and services in the ordinary course of business and on terms and conditions which are customary in the Oil and Gas Business, and other than the extension of credit represented by such letter of credit, guarantee or performance bond itself), not to exceed in the aggregate at any given time 5% of Total Assets; (g) Indebtedness under Interest Rate Hedging Agreements entered into for the purpose of limiting interest rate risks, provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of this covenant and that the aggregate notional principal amount of such agreements does not exceed 105% of the principal amount of the Indebtedness to which such agreements relate; (h) Indebtedness under Oil and Gas Hedging Contracts, provided that such contracts were entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Restricted Subsidiaries; (i) the incurrence by the Company of Indebtedness not otherwise permitted to be incurred pursuant to this paragraph, provided that the aggregate principal amount (or accreted value, as applicable) of all Indebtedness incurred pursuant to this clause (i), together with all Permitted Refinancing Debt incurred pursuant to clause (j) of this paragraph in respect of Indebtedness previously incurred pursuant to this clause (i), does not exceed $10 million at any one time outstanding; (j) Permitted Refinancing Debt incurred in exchange for, or the net proceeds of which are used to refinance, extend, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred (including Indebtedness previously incurred pursuant to this clause (j)); (k) accounts payable or other obligations of the Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services; (l) Indebtedness consisting of obligations in respect of purchase price adjustments, guarantees or indemnities in connection with the acquisition or disposition of assets; and (m) production imbalances that do not, at any one time outstanding, exceed 2% of the Total Assets of the Company.

     The Indenture provides that the Company will not permit any Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Debt; provided, however, if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness by the Company.

No layering

     The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the notes and (ii) the Subsidiary Guarantors will not directly or indirectly incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Guarantees, provided, however, that the foregoing limitations will not apply to distinctions between categories of Indebtedness that exist by reason of any Liens arising or created in respect of some but not all such Indebtedness.

Liens

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien securing Indebtedness of any kind (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired, unless all payments under the notes are secured by such Lien prior to, or on an equal and ratable basis with, the Indebtedness so secured for so long as such Indebtedness is secured by such Lien.

Dividend and other payment restrictions affecting subsidiaries

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(x) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any indebtedness owed by it to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the Credit Agreement as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof or any other Credit Facility, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or other Credit Facilities are no more restrictive taken as a whole with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date of the Indenture, (b) the Indenture and the notes, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except, in the case of Indebtedness, to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (e) by reason of customary non-assignment provisions in leases and customary provisions in other agreements that restrict assignment of such agreement or rights thereunder, entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (g) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

Merger, consolidation, or sale of assets

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, and the Company may not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions would, in the aggregate, result in a sale, assignment, transfer, lease, conveyance, or other disposition of all or substantially all of the properties or assets of the Company to another Person, in either case unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the “Surviving Entity”) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity (if the Company is not the continuing obligor under the Indenture) assumes all the obligations of the Company under the notes and the Indenture pursuant to a supplemental Indenture in a form reasonably satisfactory to the Trustee; (iii) immediately before and after giving effect to such transaction or series of transactions no Default or Event of Default exists; (iv) immediately after giving effect to such transaction or a series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company and its Subsidiaries which becomes the obligation of the Company or any of its Subsidiaries as a result of such transaction or series of transactions as having been incurred at the time of such transaction or series of transactions), the Consolidated Net Worth of the Company and its Subsidiaries or the Surviving Entity (if the Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company and its Subsidiaries immediately prior to such transaction or series of transactions and (v) the Company or the Surviving Entity (if the Company is not the continuing obligor under the Indenture) will, at the time of such transaction or series of transactions and after giving pro forma effect thereto as if such transaction or series of transactions had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of indebtedness and issuance of disqualified stock.” Notwithstanding the restrictions described in the foregoing clauses (iv) and (v), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and any Wholly Owned Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to another Wholly Owned Restricted Subsidiary.

Transactions with affiliates

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each of the foregoing, an “Affiliate Transaction”), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million but less than or equal to $5.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above, (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million but less than or equal to $10.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of Affiliate Transactions complies with clause (i) above and that such Affiliate Transaction or series of Affiliate Transactions has been approved in good faith by a majority of the members of the Board of Directors who are disinterested with respect to such Affiliate Transaction or series of related Affiliate Transactions, which resolution shall be conclusive evidence of compliance with this provision, and (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Company delivers a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (i) above and that such Affiliate Transaction or series of related Affiliate Transactions has been approved in good faith by a resolution adopted by a majority of the members of the Board of Directors of the Company who are disinterested with respect to such Affiliate Transaction or series of related Affiliate Transactions and an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions (which resolution and fairness opinion shall be conclusive evidence of compliance with this provision) from a financial point of view issued by an accounting, appraisal, engineering or investment banking firm of national standing; (which resolution and fairness opinion shall be conclusive evidence of compliance with this provision); provided that the following shall not be deemed Affiliate Transactions: (1) transactions contemplated by any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (2) transactions between or among the Company and/or its Restricted Subsidiaries, (3) Restricted Payments and Permitted Investments that are permitted by the provisions of the Indenture described above under the caption “—Restricted payments,” and (4) indemnification payments made to officers, directors and employees of the Company or any Subsidiary pursuant to charter, bylaw, statutory or contractual provisions.

Additional subsidiary guarantees

     The Indenture provides that if the Company or any of its Subsidiaries shall acquire or create another Restricted Subsidiary after the date of the Indenture, then such newly acquired or created Restricted Subsidiary will be required to execute a Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture; provided that, in no event will any non-U.S. Subsidiary of the Company be required to execute a Guarantee.

Business activities

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any material respect in any business other than the Oil and Gas Business.

Commission reports

     Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act the Company will file with the Commission and provide, within 15 days after such filing, the Trustee and Holders and prospective Holders (upon request) with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act (but without exhibits in the case of the Holders and prospective Holders). In the event that the Company is not permitted to file such reports, documents and information with the Commission, the Company will provide substantially similar information to the Trustee, the Holders, and prospective Holders (upon request) as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company also will comply with the other provisions of Section 314(a) of the Trust Indenture Act.

Events of Default and Remedies

     The Indenture provides that each of the following constitutes an Event of Default: (i) a default for 30 days in the payment when due of interest (including any interest payable as liquidated damages), if any, on the notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) a default in payment when due of the principal of or premium, if any, on the notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) the failure by the Company to comply with its obligations under “Certain Covenants—Merger, consolidation, or sale of assets” above; (iv) the failure by the Company for 30 days after notice from the Trustee or the Holders of at least 25% in principal amount of the notes then outstanding to comply with the provisions described under the captions “Repurchase at the option of holders and “Certain Covenants” other than the provisions described under “—Merger, consolidation or sale of assets”; (v) failure by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the notes then outstanding to comply with any of its other agreements in the Indenture or the notes; (vi) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or a Subsidiary Guarantor, or any Person acting on behalf of such Subsidiary Guarantor, shall deny or disaffirm its obligations under its Guarantee; (vii) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more; provided, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the Indenture and any consequential acceleration of the notes shall be automatically rescinded; (viii) the failure by the Company or any of its Restricted Subsidiaries to pay final, non-appealable judgments aggregating in excess of $10 million, which judgments remain unpaid or discharged for a period of 60 days; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the notes then outstanding may declare the principal of and accrued but unpaid interest on such notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable without further action or notice. Holders of notes may not enforce the Indenture or notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The Holders of a majority in principal amount of the notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five business days of becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders

     No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Amendment, Supplements and Waivers

     Except as provided in the next two succeeding paragraphs, the Indenture, the notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes), and any existing Default or Event of Default or compliance with any provision of such Indenture, the notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for the notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any the notes held by a non-consenting Holder): (i) reduce the principal amount of the notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “ — Repurchase at the Option of Holders”), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes (except a recision of acceleration of the notes by the Holders of at least a majority in principal amount of such notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of or premium, if any, or interest on the notes or (vii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions described under “ — Repurchase at the Option of Holders” or the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 66 2/3% in principal amount of the notes then outstanding if such amendment would adversely affect the rights of Holders of such notes. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consents to such change.

     Notwithstanding the foregoing, without the consent of any Holder of the notes the Company and the Trustee may amend or supplement the Indenture or the notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of the Company’s obligations to Holders of the notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to secure the notes or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Legal Defeasance and Covenant Defeasance

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes (“Legal Defeasance”) except for (i) the rights of Holders of such outstanding notes to receive payments in respect of the principal of, premium, if any, or interest on such notes when such payments are due from the trust referred to below, (ii) the Company’s obligations with respect to such notes concerning issuing temporary notes, registration of such notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of default and remedies” will no longer constitute an Event of Default.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit: (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (vii) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of notes over the other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Concerning the Trustee

     J.P. Morgan Trust Company, N.A. is the Trustee under the Indenture. The Trustee and its affiliates also perform and may in the future perform certain banking and other services for us in the ordinary course of their business. The Trustee will be the paying agent, conversion agent, transfer agent and bid solicitation agent for the notes.

     The Trustee assumes no responsibility for this prospectus and has not reviewed or undertaken to verify any information contained in this prospectus.

Governing Law

     The Indenture, the notes and the Guarantees provide that they will be governed by the laws of the State of New York.

Certain Definitions

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     “Acquired Debt” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     “Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, (i) the sum of (a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with the Commission’s guidelines before any state or federal income taxes, with no less than 80% of the discounted future net revenues estimated by one or more nationally recognized firms of independent petroleum engineers in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since the date of such year-end reserve report, and (2) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development or exploitation activities, in each case calculated in accordance with the Commission’s guidelines (utilizing the prices utilized in such year-end reserve report) increased by the accretion of the discount from the date of the reserve report to the date of determination, and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves produced or disposed of since the date of such year-end reserve report and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with the Commission’s guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clause (1) through (4), such increases and decreases shall be as estimated by the Company’s petroleum engineers, unless in the event that there is a Material Change as a result of such acquisitions, dispositions or revisions, then the discounted future net revenues utilized for purposes of this clause (i)(a) shall be confirmed in writing by one or more nationally recognized firms of independent petroleum engineers, (b) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, (c) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (d) the greater of (1) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements or (2) the book value of other tangible assets (including, without duplication, investments in unconsolidated Restricted Subsidiaries and mineral rights held under lease or other contractual arrangement) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company’s latest annual or quarterly financial statements, minus (ii) the sum of (a) minority interests, (b) any gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements, and (c) the discounted future net revenues, calculated in accordance with the Commission’s guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto. If the Company changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company was still using the successful efforts method of accounting.

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     “Asset Sale” means (i) the sale, lease, conveyance or other disposition (but excluding the creation of a Lien) of any assets including, without limitation, by way of a sale and leaseback (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “ — Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “ — Certain Covenants — Merger, consolidation, or sale of assets” and not by the provisions described above under “ — Repurchase at the Option of Holders — Asset sales”), and (ii) the issuance or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company’s Subsidiaries (including the sale by the Company or a Restricted Subsidiary of Equity Interests in an Unrestricted Subsidiary), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5 million or (b) for net proceeds in excess of $5 million. Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary of the Company or by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company, (iii) the making of a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “ — Certain Covenants — Restricted payments,” (iv) the abandonment, farm-out, lease or sublease of undeveloped oil and gas properties in the ordinary course of business, (v) the trade or exchange by the Company or any Restricted Subsidiary of the Company of any oil and gas property owned or held by the Company or such Restricted Subsidiary for any oil and gas property owned or held by another Person, which the Board of Directors of the Company determines in good faith to be of approximately equivalent value, (vi) the trade or exchange by the Company or any Subsidiary of the Company of any oil and gas property owned or held by the Company or such Subsidiary for Equity Interests in another Person engaged primarily in the Oil and Gas Business which, together with all other such trades or exchanges (to the extent excluded from the definition of Asset Sale pursuant to this clause (vi)) since the date of the Indenture, does not exceed 5% of Adjusted Consolidated Net Tangible Assets determined after such trade or exchange and (vii) the sale or transfer of hydrocarbons or other mineral products or surplus or obsolete equipment in the ordinary course of business.

     “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     “Borrowing Base” means, as of any date, the aggregate amount of borrowing availability as of such date under all Credit Facilities that determine availability on the basis of a borrowing base or other asset-based calculation.

     “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     “Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company or similar entity, any membership or similar interests therein and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     “Cash Equivalents” means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of “B” or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having a rating of at least P1 from Moody’s Investors Service, Inc. (or its successor) and a rating of at least A1 from Standard & Poor’s Ratings Group (or its successor) and (vi) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (ii) through (v) above.

     “Change of Control” means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” or group of related “persons” (a “Group”) (as such terms are used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any “person” (as defined above) or Group becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 40% of the aggregate voting power of all classes of Capital Stock of the Company having the right to elect directors under ordinary circumstances or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     “Commission” means the Securities and Exchange Commission.

     “Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus (i) an amount equal to any extraordinary loss, plus any net loss realized in connection with an Asset Sale (together with any related provision for taxes), to the extent such losses were included in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Interest Rate Hedging Agreements), to the extent that any such expense was included in computing such Consolidated Net Income, plus (iv) depreciation, depletion and amortization expenses (including amortization of goodwill and other intangibles) for such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion and amortization expenses were included in computing such Consolidated Net Income, plus (v) exploration expenses for such Person and its Restricted Subsidiaries for such period to the extent such exploration expenses were included in computing such Consolidated Net Income, plus (vi) other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such other non-cash charges were included in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, depletion and amortization and other non-cash charges and expenses of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the referent Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) any impairments or write-downs of oil and natural gas assets, shall be excluded, provided, however, that ceiling limitation write-downs in accordance with GAAP shall be treated as capitalized costs, as if such write-downs had not occurred, (vi) extraordinary non-cash losses shall be excluded, (vii) any non-cash compensation expenses realized for grants of performance shares, stock options or stock awards to officers, directors and employees of the Company or any of its Restricted Subsidiaries shall be excluded and (viii) any unrealized non-cash gains or losses or charges in respect of hedge or non-hedge derivatives (including those resulting from the application of SFAS 133) shall be excluded.

     “Consolidated Net Worth” means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which internal financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Company, plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of original issuance of the notes or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination.

     “Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of May 2, 2002, by and among the Company, BankOne, N.A., and the institutions named therein, as lenders, BankOne, N.A., as administrative agent and Banc One Capital Markets, Inc., as joint lead arranger and joint bookrunner and J.P. Morgan Securities Inc., as joint lead arranger and joint bookrunner as amended and restated by that certain Second Amended and Restated Credit Agreement, dated as of June 23, 2004, among the Company and Great Lakes as borrowers, and Bank One, NA and the institutions named therein as lenders, Bank One, NA, as Administrative Agent and Banc One Capital Markets, Inc. as sole lead arranger and bookrunner providing for up to $600 million of Indebtedness, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time, whether or not with the same lenders or agents.

     “Credit Facilities” means, with respect to the Company, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, production payments, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which the notes are first issued and authenticated under the Indenture (after giving effect to the use of proceeds thereof) shall be deemed to have been incurred on such date in reliance on the exception provided by clause (b) of the definition of Permitted Indebtedness.

     “Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     “Designated Senior Debt” means (i) the Credit Agreement and (ii) any other Senior Debt permitted under the Indenture the principal amount of which is $25 million or more and that has been designated by the Company as “Designated Senior Debt.”

     “Disqualified Stock” means any Capital Stock to the extent that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature.

     “Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     “Fixed Charge Coverage Ratio” means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the referent Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date (including, without limitation, any acquisition to occur on the Calculation Date) shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the net proceeds of Indebtedness incurred or Disqualified Stock issued by the referent Person pursuant to the first paragraph of the covenant described under the caption “ — Certain Covenants — Incurrence of indebtedness and issuance of disqualified stock” during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have been received by the referent Person or any of its Restricted Subsidiaries on the first day of the four-quarter reference period and applied to its intended use on such date, (iii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iv) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     “Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Interest Rate Hedging Agreements), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     “Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     “Indebtedness” means, with respect to any Person, without duplication, (a) any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) evidenced by letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances, (iv) representing Capital Lease Obligations, (v) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, (vi) representing any obligations in respect of Interest Rate Hedging Agreements or Oil and Gas Hedging Contracts, and (vii) in respect of any Production Payment, (b) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), (c) obligations of such Person in respect of production imbalances, (d) Attributable Debt of such Person, and (e) to the extent not otherwise included in the foregoing, the guarantee by such Person of any indebtedness of any other Person, provided that the indebtedness described in clauses (a)(i), (ii), (iv) and (v) shall be included in this definition of Indebtedness only if, and to the extent that, the indebtedness described in such clauses would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

     “Interest Rate Hedging Agreements” means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations, but excluding trade credit and other ordinary course advances customarily made in the oil and gas industry), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that the following shall not constitute Investments: (i) an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company, (ii) Interest Rate Hedging Agreements entered into in accordance with the limitations set forth in clause (g) of the second paragraph of the covenant described under the caption “ — Certain Covenants — Incurrence of indebtedness and issuance of disqualified stock”, (iii) Oil and Gas Hedging Agreements entered into in accordance with the limitations set forth in clause (h) of the second paragraph of the covenant described under the caption “ — Certain Covenants — Incurrence of indebtedness and issuance of disqualified stock” and (iv) endorsements of negotiable instruments and documents in the ordinary course of business.

     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement with respect to a lease not intended as a security agreement).

     “Material Change” means an increase or decrease (excluding changes that result solely from changes in prices) of more than 20% during a fiscal quarter in the estimated discounted future net cash flows from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (i)(a) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (i) any acquisitions during the quarter of oil and gas reserves that have been estimated by one or more nationally recognized firms of independent petroleum engineers and on which a report or reports exist and (ii) any disposition of properties existing at the beginning of such quarter that have been disposed of as provided in the “Asset sales” covenant.

     “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but excluding cash amounts placed in escrow, until such amounts are released to the Company), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under any Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and any reserve established for future liabilities.

     “Net Working Capital” means (i) all current assets of the Company and its Restricted Subsidiaries, minus (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB 133).

     “Non-Recourse Debt” means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) the explicit terms of which provide that there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     “Oil and Gas Business” means (i) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon properties, (ii) the gathering, marketing, treating, processing, storage, distribution, selling and transporting of any production from such interests or properties, (iii) any business relating to exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith and (iv) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.

     “Oil and Gas Hedging Contracts” means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against oil and gas price fluctuations.

     “Pari Passu Indebtedness” means Indebtedness that ranks pari passu in right of payment to the notes.

     “Permitted Indebtedness” has the meaning given in the covenant described under the caption “ — Certain Covenants — Incurrence of indebtedness and issuance of disqualified stock.”

     “Permitted Investments” means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents or securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if, as a result of such Investment and any related transactions that at the time of such Investment are contractually mandated to occur, (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “ — Repurchase at the Option of Holders — Asset sales”; (e) other Investments in any Person or Persons having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (e) that are at the time outstanding, not to exceed $10 million; (f) any Investment acquired by the Company in exchange for Equity Interests in the Company (other than Disqualified Stock); (g) shares of Capital Stock received in connection with any good faith settlement of a bankruptcy proceeding involving a trade creditor; (h) entry into operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations other than any Investment received pursuant to the Asset Sale provision and (i) the acquisition of any Equity Interests pursuant to a transaction of the type described in clause (vi) of the exclusions from the definition of “Asset Sale.”

     “Permitted Liens” means (i) Liens securing Indebtedness of a Subsidiary or Liens securing Senior Debt that is outstanding on the date of issuance of the notes and Liens securing Senior Debt that are permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company and Liens on property or assets of a Subsidiary existing at the time it became a Subsidiary, provided that such Liens were in existence prior to the contemplation of the acquisition and do not extend to any assets other than the acquired property; (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other kinds of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state or federal lands or waters); (v) Liens existing on the date of the Indenture; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (vii) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business; (viii) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired; (ix) Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of the Oil and Gas Business for the exploration, drilling, development, or operation thereof; (x) Liens in pipeline or pipeline facilities that arise under operation of law; (xi) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business, (xii) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases, (xiii) Liens securing the notes and (xiv) Liens not otherwise permitted by clauses (i) through (xiii) that are incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.

     “Permitted Refinancing Debt” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (other than Indebtedness incurred under a Credit Facility) of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable taken as a whole to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     “Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

     “Restricted Investment” means an Investment other than a Permitted Investment.

     “Restricted Subsidiary” means any direct or indirect Subsidiary of the Company that is not an Unrestricted Subsidiary.

     “Senior Debt” means (i) Indebtedness of the Company or any Subsidiary of the Company under or in respect of any Credit Facility, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts, and (ii) any other Indebtedness permitted under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes. Notwithstanding anything to the contrary in the foregoing sentence, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture (other than Indebtedness under (i) any Credit Agreement or (ii) any other Credit Facility that is incurred on the basis of a representation by the Company to the applicable lenders that it is permitted to incur such Indebtedness under the Indenture).

     “Significant Subsidiary” any Subsidiary of the Company that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

     “Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock, entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     “Subsidiary Guarantors” means each Restricted Subsidiary of the Company existing on the date of the Indenture (such Subsidiaries being Range Energy I, Inc., Range HoldCo, Inc., Range Production Company, Range Energy Ventures Corporation, Gulfstar Energy, Inc., Range Energy Finance Corporation and Great Lakes Energy Partners, L.L.C.), any other future Restricted Subsidiary of the Company that executes a Guarantee in accordance with the provisions of the Indenture, and, in each case, their respective successors and assigns, provided that, in no event shall any future acquired foreign Subsidiary be a Subsidiary Guarantor under the Indenture.

     “Total Assets” means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.

     “Unrestricted Subsidiary” means (i) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if (a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; (b) all the Indebtedness of such Subsidiary shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt; (c) the Company certifies that such designation complies with the “Limitation on restricted payments” covenant; (d) such

Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; (e) such Subsidiary does not, directly or indirectly, own any Indebtedness of or Equity Interest in, and has no investments in, the Company or any Restricted Subsidiary; (f) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (g) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be Restricted Subsidiary; provided, that (i) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness (excluding Permitted Indebtedness) pursuant to the first paragraph of the “Incurrence of indebtedness and issuance of disqualified stock” covenant on a pro forma basis taking into account such designation and (ii) such Subsidiary executes a Guarantee pursuant to the terms of the Indenture.

     “Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     “Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned, directly or indirectly, by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Form, Denomination and Registration of the Notes

     The new notes will be issued in registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof, in the form of both global notes and certificated notes, as further provided below.

     The trustee is not required (i) to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed or repurchased, (ii) to register the transfer of or exchange any note so selected for redemption or repurchase in whole or in part, except, in the case of a partial redemption or repurchase, that portion of any note not being redeemed or repurchased, or (iii) if a redemption or a repurchase is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any note on or after the regular record date and before the date of redemption or repurchase. See “ — Global Notes” and “ — Certificated Notes” for a description of additional transfer restrictions applicable to the notes.

     No service charge will be imposed in connection with any transfer or exchange of any note, but the Company may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Global Notes

     Global notes representing the new notes will be deposited with a custodian for DTC, and registered in the name of a nominee of DTC. Beneficial interests in the global notes will be shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global note for all purposes under the Indenture and the notes. No owner of a beneficial interest in a global note will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants.

     The Company will apply to DTC for acceptance of the global notes in its book-entry settlement system. Investors may hold their beneficial interests in the global notes directly through DTC if they are participants in DTC, or indirectly through organizations which are participants in DTC.

     Payments of principal and interest under each global note will be made to DTC’s nominee as the registered owner of such global note. The Company expects that the nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. The Company also expects that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of the Company, the Trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.

Certificated Notes

     If DTC notifies the Company that it is unwilling or unable to continue as depositary for a global note and a successor depositary is not appointed by the Company within 90 days of such notice, or an Event of Default has occurred and the trustee has received a request from DTC, the trustee will exchange each beneficial interest in that global note for one or more certificated notes registered in the name of the owner of such beneficial interest, as identified by DTC. Neither the Company nor the trustee will be liable for any delay by DTC or any participant or indirect participant in DTC in identifying the beneficial owners of the related notes and each of those person may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

Same Day Settlement and Payment

     The Indenture requires that payments in respect of the notes represented by the global notes be made by wire transfer of immediately available funds to the accounts specified by holders of the global notes. With respect to notes in certificated form, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each holder’s registered address.

     The new notes represented by the global notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a summary of the material federal income tax considerations relevant to the exchange of new notes for old notes but does not purport to be a complete analysis of all potential tax effects. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and administrative interpretations, as of the date hereof, all of which are subject to change, possibly with retroactive effect or are subject to different interpretations. This discussion does not address the tax considerations arising under the laws of any foreign, state, local, or other jurisdiction.

     We believe that the exchange of new notes for old notes should not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the old notes immediately before the exchange.

PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the Securities and Exchange Commission in no action letters issued to third parties, we believe that you may transfer new notes issued in the exchange offer in exchange for the old notes if:

•	you acquire the new notes in the ordinary course of your business; and

•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes.

•	You may not participate in the exchange offer if you are:

•	our “affiliate” within the meaning of Rule 405 under the Securities Act; or

•	a broker-dealer that acquired old notes directly from us.

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We and the subsidiary guarantors have agreed that, starting on the expiration date of the exchange offer and ending on the close of business 180 days after the date of such expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer — Purpose and Effect of the Exchange Offer” and “ — Procedures for Tendering — Your representations to us” in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of the new notes.

     We will not receive any proceeds from any resale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commission or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

     For a period of 180 days after the expiration date of the exchange offer, we and the subsidiary guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commission or concession of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

     The validity of the new notes offered in this exchange offer will be passed upon for us by Vinson & Elkins L.L.P., Austin, Texas.

EXPERTS

     The consolidated financial statements of Range Resources Corporation appearing in Range Resources Corporation’s Annual Report (Form 10-K/A) as of December 31, 2003 and for the year then ended, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated by reference. Such consolidated financial statements are incorporated by reference into this prospectus in reliance upon the report of Ernst & Young LLP given on the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Great Lakes Energy Partners, L.L.C. as of December 31, 2003 and 2002, and for each of the years in the two year period ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included herein. Such consolidated financial statements are included in this prospectus in reliance upon the report of Ernst & Young LLP given on the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Range Resources Corporation as of December 31, 2002, and for each of the years in the two year period ended December 31, 2002, have been incorporated by reference into this prospectus in reliance upon the report of KPMG LLP, an independent registered public accounting firm, which is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2001 consolidated financial statements of Range Resources refers to a change in the method of accounting for derivative financial instruments and hedging activities.

     The consolidated financial statements of Great Lakes Energy Partners, L.L.C. for the year ended December 31, 2001, have been included in this prospectus in reliance upon the report of KPMG LLP, an independent registered public accounting firm, included elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

RESERVE ENGINEERS

     Certain information incorporated by reference in this prospectus regarding estimated quantities of oil and natural gas reserves occurred by us, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by DeGolyer and MacNaughton, Wright & Company, Inc. and H.J. Gruy and Associates, Inc. The reserve information is incorporated by reference herein in reliance upon the authority of said firms as experts with respect to such reports.

WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, with respect to the new notes offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the new notes offered hereby, reference is made to the registration statement, including the exhibits and schedules filed therewith. Statements contained in this prospectus concerning the provisions of any contract, agreement or other document referred to herein or therein are not necessarily complete, but contain a summary of the material terms of such contracts, agreements or other documents. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for the complete contents of the exhibit, and each statement concerning its provisions is qualified in its entirety by such reference. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange

Commission. The registration statement and our other filings with the Securities and Exchange Commission may be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials may also be obtained by mail at prescribed rates from the Public Reference Room of the Securities and Exchange Commission at that address. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such materials may also be obtained from the web site that the Securities and Exchange Commission maintains at www.sec.gov.

     We maintain an internet web site at www.rangeresources.com. The information on this site does not form a part of this prospectus. Our common stock is listed and traded on the New York Stock Exchange under the trading symbol “RRC.”

     Pursuant to the Indenture under which the new notes will be issued, we have agreed that, whether or not we are required to do so by the rules and regulations of the Securities and Exchange Commission, for so long as any of the new notes remain outstanding, we will furnish to the holders of the new notes copies of the annual reports and any other information, documents and other reports which we would be required to file with the Securities and Exchange Commission if we were subject to Section 13 or 15(d) of the Securities Exchange Act of 1934. In addition, whether or not required by the rules and regulations of the Securities and Exchange Commission, we will also agree to file a copy of all such information and reports with the Securities and Exchange Commission for public availability (unless the Securities and Exchange Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Any request of this nature should be directed to our Corporate Secretary, 777 Main Street, Suite 800, Ft. Worth, Texas 76102 (telephone (817) 870-2601).

INCORPORATION BY REFERENCE

     In this prospectus, we have incorporated by reference certain information we have filed, or will file, with the Securities and Exchange Commission. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We incorporate by reference the documents listed below and any further filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we terminate this exchange offer:

•	Annual report on Form 10-K/A for the year ended December 31, 2003 filed on April 8, 2004;

•	Quarterly report on Form 10-Q for the period ended March 31, 2004 filed on May 5, 2004 and for the period ended June 30, 2004 filed on July 29, 2004; and

•	Current Reports on Form 8-K filed on January 5, 2004, filed on January 12, 2004, filed on January 22, 2004, filed on January 27, 2004, filed on February 17, 2004, filed on April 9, 2004, filed on May 3, 2004, filed on June 1, 2004, filed on June 4, 2004, filed on June 10, 2004, filed on June 15, 2004, filed on June 23, 2004, filed on June 25, 2004, filed on July 2, 2004 and a current report on Form 8-K/A filed on July 15, 2004.

     All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the termination of this exchange offer shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing such documents.

     We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents unless the exhibits are specifically incorporated by reference in the documents). Requests should be directed to Range Resources Corporation, Attention: Corporate Secretary, 777 Main Street, Suite 800, Fort Worth, Texas 76102 (telephone number (817) 870-2601).

Range Resources Corporation

Unaudited pro forma combined financial information

The following unaudited pro forma combined financial information shows the pro forma effect of the Great Lakes acquisition. The unaudited pro forma combined financial information includes a statement of operations for the year ended December 31, 2003 and the six months ended June 30, 2004 which assumes the merger occurred on January 1, 2003.

The unaudited pro forma combined financial information has been prepared to assist in your analysis of the financial effects of the acquisition. It is based on the historical financial statements of Range and Great Lakes and should be read in conjunction with those historical financial statements and related notes, which are incorporated by reference into this document.

The pro forma information is based on the estimates and assumptions set forth in the notes to such information. It is preliminary and is being furnished solely for information purposes. The pro forma information does not purport to represent what the results of operations of the combined company would have actually been had the merger in fact occurred on the dates indicated, nor is it necessarily indicative of the results of operations that may occur in the future.

Range Resources Corporation
Unaudited pro forma statement of operations
Year ended December 31, 2003

	Range	50% Great	Pro forma
(in thousands, except per share data)	Resources	Lakes	adjustments(3)			Pro forma
Revenues
Oil and gas sales	$226,402	$54,278	$			$280,680
Transportation and gathering	3,509	1,886				5,395
Gain on retirement of securities	18,526	—				18,526
Other	(2,670)	379				(2,291)

	245,767	56,543				302,310

Expenses
Direct operating	36,423	9,710				46,133
Production and ad valorem taxes	12,894	511				13,405
Exploration	13,946	1,931				15,877
General and administrative	24,377	1,876				26,253
Interest expense	22,165	3,884		(22	)(a)	33,703
				(130	)(b)
				7,806	(c)
Depletion, depreciation and amortization	86,549	14,569		2,238	(d)	103,356

	196,354	32,481		9,892		238,727

Income before income taxes	49,413	24,062		(9,892)		63,583
Income taxes
Current	170	—		—		170
Deferred	18,319	—		5,243	(e)	23,562

	18,489	—		5,243		23,732

Net income	30,924	24,062		(15,135)		39,851
Preferred dividends	(803)	—		—		(803)

Net income available to common shareholders	$30,121	$24,062		$(15,135)		$39,048

Earnings per common share:
Net income per common share — basic	$0.56					$0.59

Net income per common share — diluted	$0.53					$0.57

Shares outstanding:
Basic	54,272			12,190		66,462
Diluted	57,850			12,190		70,040

See notes to unaudited pro forma combined financial statements.

2

Range Resources Corporation
Unaudited pro forma statement of operations
Six months ended June 30, 2004

		50%
	Range	Great	Pro forma
(in thousands, except per share data)	Resources	Lakes	adjustments(3)			Pro forma
Revenues
Oil and gas sales	$131,613	$29,016	$			$160,629
Transportation and gathering	766	815				1,581
Loss on retirement of securities	(34)	—				(34)
Other	(1,496)	83				(1,413)

	$130,849	29,914				160,763

Expenses
Direct operating	20,185	5,052				25,237
Production and ad valorem taxes	9,039	258				9,297
Exploration	7,714	1,205				8,919
General and administrative	18,129	1,125				19,254
Interest expense	8,521	923		(11	)(a)	13,269
				(70	)(b)
				3,906	(c)
Depletion, depreciation and amortization	44,404	6,840		1,464	(d)	52,708

	107,992	15,403		5,289		128,684

Income before income taxes	22,857	14,511		(5,289)		32,079
Income taxes
Current	43	—		—		43
Deferred	8,457	—		3,411	(e)	11,868

	8,500	—		3,411		11,911

Net income	14,357	14,511		(8,700)		20,168
Preferred dividends	(1,475)	—		—		(1,475)

Net income available to common shareholders	$12,882	$14,511		$(8,700)		$18,693

Earnings per common share:
Net income per common share — basic	$0.23					$0.28

Net income per common share — diluted	$0.22					$0.27

Shares outstanding:
Basic	55,140			12,190		67,330
Diluted	57,943			18,072		76,015

See notes to unaudited pro forma combined financial statements.

3

Range Resources Corporation
Notes to unaudited pro forma combined
financial information

(1) Basis of presentation

The accompanying unaudited pro forma statements of operations present the pro forma effects of the acquisition and related financings. The unaudited pro forma statements of operations are presented as though the acquisition occurred on January 1, 2003. Because acquisition closed on June 23, 2004, a pro forma balance sheet is not presented here. The unaudited June 30, 2004 balance sheet is incorporated by reference and consolidates 100% of Great Lakes.

(2) Method of accounting for the acquisition

Range will account for the acquisition using the purchase method of accounting for business combinations. The purchase method of accounting requires that Great Lakes’ assets and liabilities assumed by Range be revalued and recorded at their estimated “fair values.”

The Company previously owned a 50% interest in Great Lakes, and as an investment in an LLC, accounted for its 50% ownership using the proportional consolidation method. Thus, 50% of Great Lakes assets and liabilities and operating results are included in the Company’s historical financial statements, prior to the acquisition.

On June 1, 2004, we agreed to purchase FirstEnergy’s interest in Great Lakes for a cash purchase price of $200 million plus an optional cash payment equal to 50% of Great Lakes’ commodity hedge liability (“Optional Hedging Payment”) which was $27.7 million as of June 23, 2004, when the transaction closed. Including assumed debt and transaction costs, the total allocated purchase price was $299.0 million. In addition to the acquisition during the second quarter, the Company completed a public offering of 12,190,000 shares with net proceeds after transaction costs of $141.9 million. In connection with the closing of the Great Lakes acquisition, the Company entered into a Second Amended and Restated Credit Facility in which our borrowing base was increased from $240 million to $500 million and the commitment was increased from $375 million to $600 million. Also, on June 25, 2004, the Company completed a private offering of $100 million of 7 3/8% senior subordinated notes due 2013. The notes were issued at a discount of $1.9 million for net proceeds, after transaction costs, of $95.1 million.

(3) Pro forma adjustments related to the merger

The unaudited pro forma statement of operations includes the following adjustments:

     (a) This adjustment decreases interest expense for the effect of lower borrowings under the Senior Credit Facility offset by amortization of fees associated with an amended and restated senior credit facility.

     (b) This adjustment reflects the write-off of 50% of Great Lakes’ deferred financing costs attributed to FirstEnergy’s share of the Great Lakes Credit Facility.

     (c) This adjustment increases interest expense for the effect of issuance of an additional $100 million of 7.375% senior subordinated notes and the amortization of the associated discount and estimated issuance costs.

     (d) This adjustment revises Great Lakes historical depreciation, depletion and amortization expense to reflect the adjustment of Great Lakes assets from historical book value to fair value. For the oil and gas producing properties, pro forma depletion was calculated using the equivalent units-of-production method.

     (e) This adjustment recognizes income tax effects of the adjustments to depreciation, depletion and amortization and interest expense at an effective tax rate of approximately 37%. This adjustment also

4

recognizes tax expense for Great Lakes’ 50% income. Great Lakes did not previously recognize income taxes as a limited liability corporation.

(4) Net earnings per common share

Net earnings per common share outstanding for the year ended December 31, 2003 and the six months ended June 30, 2004 have been calculated as follows:

	Six months
	ended	Year ended
	June 30,	December 31,
(in thousands)	2004	2003
Numerator:
Net income	$20,168	$39,851
Preferred stock dividends	(1,475)	(803)

Numerator for basic earnings per share	$18,693	$39,048

Net income	$20,168	$39,851
Preferred stock dividends	—	—

Numerator for diluted earnings per share after assumed Conversions	$20,168	$39,851

Denominator:
Range weighted average shares outstanding	56,812	55,796
Pro forma increase	12,190	12,190
Stock held in deferred compensation plan	(1,672)	(1,524)

Pro forma shares outstanding-basic	67,330	66,462

Range weighted average shares outstanding	56,812	55,796
Pro forma increase	12,190	12,190
Employee stock options	1,131	442
Common shares assumed issued for convertible preferred	5,882	1,612

Pro forma shares outstanding — diluted	76,015	70,040

The convertible preferred was dilutive for the historical and pro forma earnings per share calculations during 2003 and for the pro forma six months ended June 30, 2004. The convertible preferred was anti-dilutive for historical six months ended June 30, 2004.

(5) Supplemental pro forma information on oil and gas operations

Pro forma costs incurred

The following table reflects the costs incurred in oil and natural gas producing property acquisition and development activities of Range and Great Lakes and the combined company on a pro forma basis for the year ended December 31, 2003:

	Year ended December 31, 2003
		50%
	Range	Great
(in thousands)	Resources	Lakes	Pro forma
Acquisitions:
Unproved leasehold	$5,580	$1,824	$7,404
Proved oil and gas properties	90,723	2,557	93,280
Gas gathering facilities	4,622	—	4,622
Development	83,433	21,648	105,081
Exploration	22,564	4,382	26,946

Subtotal	206,922	30,411	237,333

Assets retirement obligations	4,597	1,731	6,328

Total	$211,519	$32,142	$243,661

Pro forma quantities of oil and natural gas reserves

Quantities of Proved Reserves

	Crude Oil and NGLs (Mbbls)
		50%
	Range	Great
	Resources	Lakes	Pro forma
Balance, December 31, 2002	22,952	5,689	28,641
Revisions	445	(136)	309
Extensions, discoveries and additions	3,331	116	3,447
Purchases	8,758	177	8,935

5

	Crude Oil and NGLs (Mbbls)
		50%
	Range	Great
	Resources	Lakes	Pro forma
Sales	(39)	(7)	(46)
Production	(2,424)	(311)	(2,735)

Balance, December 31, 2003	33,023	5,528	38,551

	Natural Gas (Mmcf)
		50%
	Range	Great
	Resources	Lakes	Pro forma
Balance, December 31, 2002	440,267	218,346	658,613
Revisions	4,625	6,437	11,062
Extensions, discoveries and additions	48,364	14,480	62,844
Purchases	37,734	975	38,709
Sales	(1,076)	(657)	(1,733)
Production	(43,510)	(11,153)	(54,663)

Balance, December 31, 2003	486,404	228,428	714,832

	Natural Gas Equivalents (Mmcfe)
		50%
	Range	Great
	Resources	Lakes	Pro forma
Balance, December 31, 2002	577,977	252,478	830,455
Revisions	7,294	5,621	12,915
Extensions, Discoveries and additions	68,351	15,176	83,527
Purchases	90,284	2,035	92,319
Sales	(1,312)	(700)	(2,012)
Production	(58,053)	(13,019)	(71,072)

Balance, December 31, 2003	684,541	261,591	946,132

		50%
	Range	Great
	Resources	Lakes	Pro forma
Proved developed reserves (Mmcfe)
December 31, 2002	423,280	147,919	571,199
December 31, 2003	493,659	151,310	644,969

Pro forma standardized measure of discounted future cash flows

The following table set forth the standardized measures of discounted future net cash flows relating to proved oil, natural gas and NGL reserves for Range, Great Lakes and the combined company on a pro forma basis as of December 31, 2003:

6

		50%
	Range	Great
(in thousands)	Resources	Lakes	Pro forma
Future cash inflows	$3,803,479	$1,640,172	$5,443,651
Future costs:
Production	(842,052)	(308,104)	(1,150,156)
Development	(274,029)	(155,035)	(429,064)

Future net cash flows	2,687,398	1,177,033	3,864,431
Income taxes	(740,965)	(328,769)	(1,069,734)

Total undiscounted future net cash flows	1,946,433	848,264	2,794,697
10% discount factor	(943,452)	(520,991)	(1,464,443)

Standardized measure	$1,002,981	$327,273	$1,330,254

The “Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves” (“Standardized Measure”) is a disclosure requirement of SFAS 69. The Standardized Measure does not purport to present the fair market value of proved oil and gas reserves. This would require consideration of expected future economic and operating conditions, which are not taken into account in calculating the Standardized Measure.

Future cash inflows were estimated by applying year end prices to the estimated future production less estimated future production costs based on year end costs. Future net cash inflows were discounted using a 10% annual discount rate to arrive at the Standardized Measure. The average prices used at December 31, 2003 to estimate reserve information were $29.48 per barrel for oil, $19.93 per barrel for natural gas liquids and $6.03 per mcf for natural gas using the benchmark prices of $32.52 per barrel and $6.19 per Mmbtu.

Pro forma changes relating to standardized measure of discounted future net cash flows

		50%
	Range	Great
(in thousands)	Resources	Lakes	Pro forma
Standardized measure, beginning of year	$499,633	$124,167	$623,800
Revisions:
Prices	160,932	129,059	289,991
Quantities	267,906	20,542	288,448
Estimated future development cost	(253,788)	(155,035)	(408,823)
Accretion of discount	96,361	35,415	131,776
Income taxes	(103,375)	(41,118)	(144,493)

Net revisions	168,036	(11,137)	156,899
Purchases	145,772	4,314	150,086
Extensions, discoveries and additions	110,358	32,166	142,524
Production	(177,085)	(44,057)	(221,142)
Development costs incurred	204,137	138,591	342,728
Sales	(2,117)	(1,485)	(3,602)
Changes in timing and other	54,247	84,714	138,961

Standardized measure, end-of-year	$1,002,981	$327,273	$1,330,254

7

Report of Independent Registered Public Accounting Firm

Management Committee of
Great Lakes Energy Partners, L.L.C.

We have audited the accompanying consolidated balance sheets of Great Lakes Energy Partners, L.L.C. and subsidiaries (a Delaware limited liability company) (the Company) as of December 31, 2002 and 2003, and the related consolidated statements of income, members’ equity, accumulated other comprehensive income (loss) and comprehensive income (loss) and cash flows for the two years ended December 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Great Lakes Energy Partners, L.L.C. and subsidiaries as of December 31, 2002 and 2003, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 10 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003.

ERNST & YOUNG LLP
February 11, 2004

8

Report of Independent Registered Public Accounting Firm

Management Committee of
Great Lakes Energy Partners, L.L.C.:

We have audited the accompanying consolidated statements of income, members’ equity, accumulated other comprehensive income (loss) and comprehensive income (loss) and cash flows for the year ended December 31, 2001 of Great Lakes Energy Partners, L.L.C. and subsidiaries (a Delaware limited liability company) (the Company). These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows for the year ended December 31, 2001 of Great Lakes Energy Partners, L.L.C., in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 5 to the consolidated financial statements, the Company changed its method of accounting for its derivative instruments and hedging activities as of January 1, 2001.

/s/ KPMG LLP

Dallas, Texas
September 17, 2002

9

Great Lakes Energy Partners, L.L.C.
Consolidated balance sheets

	December 31,
(in thousands)	2002	2003
Assets
Current assets:
Cash and equivalents	$509	$558
Accounts receivable	14,944	15,756
Derivative instruments (Note 5)	9	232
Inventory and other	1,251	1,324

	16,713	17,870
Oil and gas properties, successful efforts method (Note 9)	527,015	593,422
Accumulated depletion and impairment	(156,549)	(158,196)

	370,466	435,226
Transportation, processing and field assets	55,158	58,003
Accumulated depreciation	(24,302)	(28,533)

	30,856	29,470
Derivative instruments (Note 5)	26	500
Other	235	591

	$418,296	$483,657

Liabilities and members’ equity
Current liabilities:
Accounts payable	$9,619	$9,924
Revenues payable	3,947	4,260
Accrued liabilities	4,318	4,590
Accrued compensation	2,170	2,457
Derivative instruments (Note 5)	15,764	28,149
Short-term debt (Note 3)	1	—

	35,819	49,380
Senior debt (Note 3)	153,000	140,000
Derivative instruments (Note 5)	6,376	9,065
Asset retirement obligation (Note 10)	—	32,827
Members’ equity	241,607	286,471
Accumulated other comprehensive loss	(18,506)	(34,086)

Total members’ equity	223,101	252,385

	$418,296	$483,657

See accompanying notes to consolidated financial statements.

10

Great Lakes Energy Partners, L.L.C.
Consolidated statements of income

	Year ended December 31,
(in thousands)	2001	2002	2003
Revenues
Oil and gas sales	$96,376	$98,642	$108,641
Transportation and gathering	8,086	8,012	8,140
Interest and other (Note 11)	1,008	1,967	673

	105,470	108,621	117,454
Expenses
Direct operating	16,826	15,991	20,441
Transportation and gathering	4,510	4,219	4,367
Exploration	4,053	4,868	3,862
General and administrative	3,677	3,516	3,753
Interest	13,764	10,155	7,216
Loss on interest rate swaps (Note 5)	2,805	551	552
Depletion, depreciation and amortization (Note 2)	24,365	28,515	29,137

	70,000	67,815	69,328
Income before cumulative effect of change in accounting principle	35,470	40,806	48,126
Cumulative effect of change in accounting principle (Note 10)	—	—	3,202

Net income	$35,470	$40,806	$51,328

See accompanying notes to consolidated financial statements.

11

Great Lakes Energy Partners, L.L.C.
Consolidated statements of members’ equity,
accumulated other comprehensive income (loss) and
comprehensive income (loss)

		Accumulated
		other
	Members’	comprehensive	Comprehensive
(in thousands)	equity	income (loss)	income (loss)
Balance at December 31, 2000	$178,095	$—
Distributions to members (Note 2)	(6,300)	—
Initial value of:
Interest rate derivatives	—	(1,968)
Oil and gas derivatives	—	(31,219)
Change in fair value of derivatives, net of reclassifications to earnings	—	60,748

Other comprehensive income		27,561	$27,561
Net income	35,470	—	35,470

Comprehensive income			$63,031

Balance at December 31, 2001	207,265	27,561
Distributions to members (Note 2)	(6,464)	—
Change in fair value of derivatives, net of reclassifications to earnings	—	(46,067)

Other comprehensive loss		(18,506)	$(18,506)
Net income	40,806	—	40,806

Comprehensive income			$22,300

Balance at December 31, 2002	241,607	(18,506)
Distributions to members (Note 2)	(6,464)	—
Change in fair value of derivatives, net of reclassifications to earnings	—	(15,580)

Other comprehensive loss		(34,086)	$(34,086)
Net income	51,328	—	51,328

Comprehensive income			$17,242

Balance at December 31, 2003	$286,471	$(34,086)

See accompanying notes to consolidated financial statements.

12

Great Lakes Energy Partners, L.L.C.
Consolidated statements of cash flows

	Year ended December 31,
(in thousands)	2001	2002	2003
Cash flows from operating activities
Net income	$35,470	$40,806	$51,328

Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of change in accounting principle	—	—	(3,202)
Depletion, depreciation and amortization	24,365	28,515	29,137
Change in fair market value of derivative instruments	2,665	934	(1,203)
Amortization of deferred financing costs	1,413	339	260
Gain on sale of properties and assets	(877)	(474)	(653)
Changes in working capital:
Accounts receivable	2,129	(5,912)	(812)
Inventory and other	(7)	(116)	(73)
Accounts payable	415	1,051	436
Revenues payable	(642)	608	313
Accrued liabilities	3,222	(85)	272
Accrued compensation	184	269	287

Net cash provided by operating activities	68,337	65,935	76,090
Cash flows from investing activities
Oil and gas properties	(43,181)	(60,010)	(53,712)
Transportation, processing and field assets	(3,506)	(4,198)	(3,182)
Proceeds on sale of assets	3,710	1,991	934

Net cash used in investing activities	(42,977)	(62,217)	(55,960)
Cash flows from financing activities
Proceeds from indebtedness	12,000	21,000	16,000
Repayments of indebtedness	(31,027)	(18,019)	(29,001)
Debt issuance costs	(250)	(354)	(616)
Distributions to members	(6,300)	(6,464)	(6,464)

Net cash used in financing activities	(25,577)	(3,837)	(20,081)

Change in cash and equivalents	(217)	(119)	49
Cash and equivalents at beginning of year	845	628	509

Cash and equivalents at end of year	$628	$509	$558

See accompanying notes to consolidated financial statements.

13

Great Lakes Energy Partners, L.L.C.
Consolidated financial statements
Years ended December 31, 2001, 2002 and 2003

1. Organization and nature of business

Nature of business

Great Lakes Energy Partners, L.L.C. (Great Lakes or the Company) is an independent oil and gas company engaged in the development, exploration and acquisition of properties in the Appalachian Basin. Great Lakes expects to increase production by active development of existing fields and exploitation of deeper formations. At December 31, 2003, Great Lakes had proved reserves of approximately 523 Bcfe (unaudited), with an average reserve life that exceeds 20 years (unaudited). The Company owns interests in over 11,000 oil and natural gas wells (unaudited) and has a leasehold position of nearly one million net acres containing over 1,700 proved drilling locations (unaudited).

Formation of company

In September 1999, Range Resources Corporation (Range) and FirstEnergy Corp. (FirstEnergy) each contributed Appalachian oil and gas properties and associated gas gathering and transportation systems and formed Great Lakes. The amounts contributed were subject to adjustment as provided in the formation agreements. In addition, Range contributed $188.3 million of indebtedness and FirstEnergy contributed $2.0 million in cash. The debt contributed by Range was concurrently refinanced with borrowings under a new debt facility (see Note 3). Contributions to Great Lakes made by FirstEnergy were recorded at historical cost. Contributions to Great Lakes made by Range were recorded at historical cost plus an additional $24 million to reflect the partial gain recognized by Range upon formation of Great Lakes. Range and FirstEnergy each retained a 50% ownership interest in Great Lakes and jointly manage its operations.

Operational risks

Great Lakes operates in an environment with many financial and operating risks. These risks include, but are not limited to, the ability to acquire additional economically recoverable oil and gas reserves, the inherent risks related to the search for, development of and production of oil and gas, the ability to sell oil and gas at prices which will provide attractive rates of return, the highly competitive nature of the industry and worldwide economic conditions. The Company’s ability to expand its reserve base and diversify its operations is also dependent upon obtaining the necessary capital through operating cash flow, borrowings under its credit facility or the receipt of capital.

2. Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements include the accounts of Great Lakes and all majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

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Revenue recognition

Great Lakes recognizes revenues from the sale of its products in the period delivered. Great Lakes also receives fees for providing field related services which are recognized as the related services are provided.

Cash equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid temporary investments with an initial maturity of 90 days or less to be cash equivalents.

Accounts receivable

The Company’s receivables are concentrated in the oil and gas industry. Great Lakes does not view such a concentration as a significantly unusual credit risk. The Company grants credit to customers based on an evaluation of their financial condition and collateral is generally not required. Losses from extending credit are provided for in the financial statements and have historically been within management’s expectations. Great Lakes had recorded an allowance for doubtful accounts of approximately $253,000 and $293,000 at December 31, 2002 and 2003, respectively.

Inventory

Inventory is comprised primarily of pipe and supplies valued at the lower of average cost or market.

Oil and gas properties

Great Lakes follows the successful efforts method of accounting for oil and gas properties. Exploratory costs that result in the discovery of proved reserves and the costs to develop wells are capitalized. In the absence of a determination as to whether the reserves found from an exploratory well can be classified as proved, the costs of drilling such an exploratory well are capitalized but are not carried as an asset for more than one year following the completion of drilling. Geological and geophysical costs, delay rentals and costs to drill unsuccessful exploratory wells are expensed. Depletion is provided on the units-of-production method. Oil is converted to an equivalent unit of natural gas (Mcfe — thousand cubic feet equivalent) at the rate of 6 Mcfe per barrel. The depletion rate was $0.81, $0.91 and $0.91 per Mcfe for the years ended December 31, 2001, 2002 and 2003, respectively. Approximately $4.1 million of unproved oil and gas properties were not subject to depletion as of December 31, 2002 and 2003.

Oil and gas properties are assessed periodically for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and the carrying amount of the asset. Great Lakes compares the carrying value of its properties to the estimated present value of the future cash flows of the properties or considers such other information the Company believes is relevant in evaluating the properties’ fair value. Such other information may include the Company’s geological assessment of the area, other acreage purchases in the area, or the properties’ uniqueness. The present value of future cash flows from such properties has been adjusted for the Company’s assessment of risk related to the properties. In assessing the risk associated with the properties, Great Lakes considers the

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recoverability of unproved reserves. In 2002 and 2003, the Company recorded noncash asset impairment charges of $1.4 million and $1.1 million, respectively, to adjust the carrying value of oil and gas properties to estimated fair value. As a result of declining production and unsuccessful drilling results in certain areas of operations, the Company impaired $734,000 of proved properties and $706,000 of unproved properties in 2002 and $1.1 million of unproved properties in 2003. These impairment charges are presented in the consolidated statements of income as a component of depletion, depreciation and amortization.

Transportation, processing and field assets

Great Lakes’ gas gathering systems are in proximity to its principal natural gas properties and are valued at cost less accumulated depreciation. Depreciation is calculated on the straight-line method of accounting based on estimated useful lives ranging from 5 to 20 years.

Field assets are valued at cost less accumulated depreciation. Depreciation of field assets is calculated on the straight-line method based on estimated useful lives ranging from 2 to 7 years, except buildings, which are being depreciated over 5 to 16 years.

Other assets

Other assets are comprised primarily of deferred financing costs in connection with the Company’s revolving credit facility. These costs are being amortized on the straight-line method over the term of the revolving credit facility.

Gas imbalances

Great Lakes uses the sales method of accounting to account for gas imbalances. Under the sales method, natural gas revenue is recognized based on cash received rather than the proportionate share of gas produced. Gas imbalances at December 31, 2001, 2002 and 2003 were not significant.

401(k) and profit sharing plan

The Company sponsors a defined contribution plan qualified under Section 401(k) of the Internal Revenue Code. The plan allows eligible employees to contribute up to 15% of their compensation, with a discretionary Company match of up to 6% of the employee’s compensation. The matching contributions made by the Company totaled approximately $477,000, $550,000 and $604,000 for the years ended December 31, 2001, 2002 and 2003, respectively.

Accounting for derivatives

On January 1, 2001, the Company adopted Statement of Financial Accounting Standards. (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. As a result of the adoption of SFAS 133, the Company recognizes all derivative financial instruments as either assets or liabilities at fair value. Gains and losses from the Company’s hedging activities are recognized in earnings as incurred. Derivative instruments that are not hedges must be adjusted to fair value through net income. Under the provisions of SFAS 133, changes in the fair value of derivative instruments that are fair value hedges are offset against changes in the fair value of the hedged assets, liabilities, or firm commitments, through net income. Changes in

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the fair value of derivative instruments that are cash flow hedges are recognized in other comprehensive income until such time as the hedged items are recognized in net income. Ineffective portions of a derivative instrument’s change in fair value are immediately recognized in net income. Deferred gains and losses on terminated hedges will be recognized as increases or decreases to earnings during the same periods in which the underlying forecasted transactions are recognized in net income.

The relationship between the hedging instruments and the hedged items must be highly effective in achieving the offset of changes in fair values or cash flows attributable to the hedged risk, both at the inception of the contract and on an ongoing basis. The Company considers its hedging arrangements to be highly effective. Ongoing assessments of hedge effectiveness will include verifying and documenting that the critical terms of the hedge and forecasted transaction do not change. The Company measures effectiveness at least on a quarterly basis.

Income taxes

Great Lakes is a limited liability company, and accordingly is not subject to federal income taxes. The taxable income of Great Lakes flows through to its owners as defined in the Company’s Members’ Formation Agreement. Great Lakes may be subject to state taxes depending upon the tax regulations of the states in which it conducts operations.

Member distributions

Great Lakes makes quarterly cash distributions to its members for payment of taxes attributable to the Company’s operations. Cash distributions are limited by a financial covenant contained in the Company’s revolving credit facility. At December 31, 2002 and 2003, $25.1 million and $43.4 million, respectively, was available for distribution to its members.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent amounts at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain previously reported amounts have been reclassified to conform to the 2003 presentation.

3. Senior debt

Great Lakes had the following debt outstanding as of the dates shown. The interest rate, excluding the impact of interest rate swaps, on amounts outstanding at December 31, 2003 is shown parenthetically.

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	December 31
(in thousands)	2002	2003
Credit Facility — (2.9%)	$153,000	$140,000
Other	1	—

	153,001	140,000
Less amounts due within one year	1	—

Senior debt, net	$153,000	$140,000

Great Lakes maintains a $275 million revolving credit facility (the Credit Facility). The Credit Facility is nonrecourse to Range and FirstEnergy and is secured by Great Lakes’ oil and gas properties. The Credit Facility provides for a borrowing base that is subject to semiannual redeterminations that occur each April and November. At December 31, 2003, the borrowing base on the Credit Facility was $225 million of which $85 million was available. Increases to the borrowing base require approval of all lenders.

The Credit Facility bears interest at various rates depending upon the classification by the lender of the outstanding amounts as either a 30-day or 90-day “LIBOR loan” or a “Base Rate loan.” Interest rates on LIBOR loans range from LIBOR plus an applicable margin of 1.5% to 2.0%. At December 31, 2003, the LIBOR margin was 1.75%. Interest rates on Base Rate loans range from the corporate base rate to 0.5% in excess of the Federal Funds Effective rate, whichever is greater, plus an applicable margin ranging from 0.25% to 0.75%. At December 31, 2003, interest on Base Rate loans was derived from the prime rate (4.0%) plus an applicable margin of 0.5%. No amounts were outstanding under Base Rate loans at December 31, 2003.

During 2003, the Credit Facility was amended to extend the maturity date to January 2007. The Company may at any time, without penalty or premium, prepay the Credit Facility. In the event that the total amount outstanding ever exceeds the borrowing base, the Company would be required to repay 50% of such excess within 90 days and the remaining 50% of such excess within 180 days.

A commitment fee is paid quarterly on the undrawn balance at a rate of 0.25% to 0.50%, depending upon the percentage of the borrowing base drawn. At December 31, 2003, the commitment fee rate was 0.375%. The weighted average interest rate, including the effect of interest rate swaps, on borrowings under this facility was 7.6%, 6.8% and 5.7% for the years ended December 31, 2001, 2002 and 2003, respectively.

The Credit Facility contains various financial covenants relating to net worth, working capital and financial ratio requirements, in addition to various nonfinancial covenants. Great Lakes was in compliance with such covenants as of December 31, 2003. Interest paid for the years ended December 31, 2001, 2002 and 2003 totaled $12.6 million, $9.9 million and $8.8 million, respectively.

4. Acquisitions

In December 2002, the Company acquired approximately 950 oil and gas wells and certain field equipment for approximately $16.2 million in cash. The consolidated financial statements include the operating results from the date of acquisition. The Company attributed $16.1 million to oil and gas properties and $81,000 to transportation, processing and field assets.

In February 2003, the Company acquired approximately 230 oil and gas wells and certain field equipment for approximately $3.9 million in cash. The consolidated financial statements include the operating results from the date of acquisition. The Company attributed $4.9 million to oil and gas properties, $80,000 to transportation, processing and field assets, and $1.1 million to long-term liabilities.

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5. Financial instruments and hedging activities

The Company’s financial instruments include cash and equivalents, accounts receivable, accounts payable and debt obligations. The amounts in the financial statements for cash and equivalents, accounts receivable and payable and short-term debt are considered to be representative of fair value because of the short-term nature of these instruments. The recorded amounts of outstanding borrowings under the Credit Facility approximate fair value as they bear interest at variable rates indexed to LIBOR.

The Company uses derivative financial instruments to reduce its exposure to fluctuations in oil and gas commodity prices and interest rate volatility. The Company does not enter into derivative financial instruments for trading or speculative purposes. These financial instruments, which are primarily in the form of swaps and collars, are generally designated as hedges of underlying exposures associated with forecasted oil and gas sales (oil and gas price swaps and collars) or future cash flows for interest payments on outstanding debt (interest rate swaps). The Company has established policies and procedures for risk assessment and the approval, reporting and monitoring of hedging activities. The Company is exposed to credit loss in the event of nonperformance by the counterparties to the swap agreement. However, the counterparties are generally major financial institutions in order to minimize the risk of nonperformance by the counterparty. The creditworthiness of the counterparties is subject to continuing review by management and the Company expects full compliance by the counterparties.

The Company uses oil and gas price swaps and collars to manage the risk that future oil and gas production revenues may be adversely affected by volatility in oil and gas market prices. Under the Company’s oil and gas price swap agreements, the Company agrees to pay a specified NYMEX settlement price times a notional volume amount for the contract month being hedged, and to receive a specified fixed oil and gas price times the same notional volume amount. Under the Company’s oil and gas price collar agreements, the Company agrees to pay a specified NYMEX settlement price times a notional volume amount for the contract month being hedged, and to receive an oil and gas price within a specific range of prices times the same notional volume amount. Changes in the fair value of the Company’s oil and gas swaps and collars are reflected as adjustments to other comprehensive income to the extent the swaps and collars are effective and will be recognized as an adjustment to oil and gas revenue during the period in which the production volumes being hedged are sold. The ineffective portion of the changes in fair value of the Company’s oil and gas price swaps is recorded in income in the period incurred. The Company has not experienced ineffectiveness on the gas swap agreements because the natural gas is hedged on the same basis that the gas is sold (NYMEX-based sales contracts). Great Lakes has experienced ineffectiveness on its oil hedges because oil is sold to local refineries at the refineries’ posted price, which is different from the NYMEX swap price. Historically, there has been a high correlation between the refineries’ posted price and NYMEX. Oil hedging ineffectiveness was not material to the results of operations for any period presented. During 2001, 2002 and 2003, the Company realized net gains (losses) relating to the cash settlement of these derivatives of approximately $(2.5 million), $12.5 million and $(29.2 million), respectively.

The following table sets forth the Company’s notional volumes and pricing on open oil and gas swap agreements at December 31, 2003:

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	Year of production
	2004	2005	2006
Natural gas:
Volumes (billions of British thermal units)	16,980	10,050	1,200
Average price to be received	$4.03	$4.12	$4.80
Crude oil:
Volumes (thousands of barrels)	463	66	—
Average price to be received	$25.91	$25.91	$—

The following table sets forth the Company’s notional volumes and pricing on open oil and gas collar agreements at December 31, 2003:

	Year of production
	2004	2005
Natural gas:
Volumes (billions of British thermal units)	1,800	3,480
Average range of prices to be received	$4.50-$5.74	$4.16-$5.85
Crude oil:
Volumes (thousands of barrels)	—	24
Average range of prices to be received	$—	$24.00-$27.44

The estimated fair value of the Company’s oil and gas swaps and collars at December 31, 2003 is a net derivative liability of approximately $35.7 million. At December 31, 2003, approximately $26.9 million of unrealized net losses on oil and gas swaps and collars in accumulated other comprehensive income (loss) are expected to be reclassified into earnings in 2004. The actual amounts that will be reclassified to earnings in 2004 may vary from this amount as a result of changes in market prices. The effect of the amounts being reclassified from accumulated other comprehensive income (loss) to earnings will generally be offset by the recognition of the hedged transactions (e.g., anticipated sales) in earnings, thereby achieving the realization of prices contemplated by the underlying risk management strategies. The Company has partially hedged its exposure to the variability in future cash flows from oil and gas sales through December 31, 2006.

The Company uses interest rate swap agreements to manage the risk that future cash flows associated with interest payments on amounts outstanding under the variable rate Credit Facility may be adversely affected by volatility in market interest rates. Under the Company’s interest rate swap agreements, the Company agrees to pay an amount equal to a specified fixed rate of interest times a notional principal amount, and to receive in return, a specified variable rate of interest times the same notional principal amount. Changes in the fair value of the Company’s interest rate swaps, which qualify for cash flow hedge accounting treatment, are reflected as adjustments to other comprehensive income (loss) to the extent the swaps are effective and will be recognized as an adjustment to interest expense during the period in which the cash flows related to the Company’s interest payments are made. The ineffective portion of the changes in fair value of the Company’s interest rate swaps is recorded in income in the period incurred. The Company has not experienced ineffectiveness on the interest rate swap agreements because the variable rate debt is hedged on the same basis that the interest payments are made (LIBOR-based interest payments).

Upon adoption of SFAS 133 on January 1, 2001, certain interest rate swap agreements, which contained a feature that granted the counterparty a right to terminate the agreement before their term, did not qualify for cash flow accounting treatment. At the adoption date, the unrecognized fair value of these instruments was a $2.1 million liability, which was recorded on the balance sheet. A corresponding amount was recognized in

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other comprehensive loss to reflect the transitional adjustment upon adopting the new standard and is being amortized into current earnings as the related interest expense is incurred. Amortization of the initial transition amount recorded in other comprehensive loss reduced income by $558,600, $748,800 and $552,100 in 2001, 2002 and 2003, respectively. Amortization of the remaining transitional amount recorded in other comprehensive loss is expected to reduce income by $199,400 in 2004.

The estimated fair value of the Company’s interest rate swaps at December 31, 2003 is a derivative liability of approximately $0.7 million. During 2001, 2002 and 2003, the Company recognized incremental net interest expense for realized net losses on interest rate swaps of approximately $2.1 million, $4.2 million and $3.6 million, respectively. At December 31, 2003, approximately $1.1 million of unrealized net losses on interest rate swaps in accumulated other comprehensive income are expected to be reclassified into earnings in 2004. The actual amounts that will be reclassified into earnings in 2004 may vary as a result of changes in market interest rates.

     The following table sets forth the Company’s notional principal amounts and LIBOR-based interest rates on open interest rate swap agreements at December 31, 2003:

	Notional		Receive	Pay
(in thousands)	amount	Maturities	rate	rate
30-day	$25,000	May 2004	1.12%	7.090%
	20,000	May 2004	1.12%	7.090%
	10,000	December 2004	1.12%	2.375%
	10,000	December 2004	1.12%	2.300%

	65,000
90-day	10,000	June 2005	1.15%	1.390%
	20,000	June 2006	1.15%	1.840%
	15,000	June 2006	1.15%	1.815%

	45,000

Total	$110,000

6. Commitments and contingencies

Great Lakes is involved in various legal actions and claims arising in the ordinary course of business. In the opinion of management, such litigation and claims are likely to be resolved without material adverse effect on the Company’s financial position, results of operations or cash flows.

In 2000, a royalty interest owner filed a suit asking for a class action certification against Great Lakes in New York, alleging that gas was sold to affiliates and gas marketers at low prices, inappropriate postproduction expenses reduced proceeds to the royalty owners, and that Great Lakes improperly accounted for the royalty owners’ share of gas. The action sought a proper accounting for all gas sold, an amount equal to the difference in prices paid and the highest obtainable prices, punitive damages and attorneys’ fees. The case has been

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remanded to state court in New York. While the outcome of this suit is uncertain, the Company believes it will be resolved without material adverse effect on its financial position, results of operations or cash flows.

Great Lakes leases certain office space and equipment under cancelable and noncancelable operating leases, most of which expire within two years and may be renewed by the Company. Rent expense under such arrangements totaled $0.5 million, $0.4 million and $0.4 million for the years ended December 31, 2001, 2002 and 2003, respectively.

Future minimum rental commitments under noncancelable operating leases are as follows:

(in thousands)
Year ended December 31:
2004	$1,443
2005	1,291
2006	674
2007	9
2008	—
2009 and thereafter	—

$3,417

The future minimum rental commitments shown above include monthly rental payments for certain natural gas transportation and compression equipment, a significant portion of which is excluded from rent expense as the amounts are charged back to the related natural gas wells in accordance with the wells’ operating agreements.

7. Related party transactions

Great Lakes sells natural gas to FirstEnergy Solutions Corp. (a wholly owned subsidiary of FirstEnergy). Such transactions are in the ordinary course of business at negotiated prices comparable to similar transactions and prices with other customers. For the years ended December 31, 2001, 2002 and 2003, FirstEnergy Solutions Corp. purchased $88.4 million, $26.9 million and $38.7 million, respectively, of the Company’s gross gas sales. At December 31, 2001, 2002 and 2003, the outstanding receivable amounts due from FirstEnergy Solutions Corp. related to gas sales totaled $2.3 million, $2.7 million and $2.9 million, respectively.

In August 2001, the Company purchased an office building from Range for $825,000. Prior to the building purchase, the Company leased the building from Range. For the year ended December 31, 2001, the Company made office lease payments to Range of $125,000. The Company believes the transactions and amounts described above were on terms as fair to the Company as could have been obtained from unaffiliated third parties. No amounts were outstanding under these agreements at December 31, 2003.

The Company reimburses Range for management services provided to the Company. For the years ended December 31, 2001, 2002 and 2003, the reimbursements amounted to approximately $183,700, $258,000 and $316,200, respectively. At December 31, 2003, the Company owed Range $17,551 for management services provided under this agreement.

The Company reimburses Northeast Ohio Natural Gas Corp. (a wholly owned subsidiary of FirstEnergy until June 30, 2003) for management services provided to the Company. For the years ended December 31, 2001,

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2002 and 2003, the reimbursements amounted to $156,000 annually. At December 31, 2003, the Company did not owe Northeast Ohio Natural Gas Corp. any fees for management services provided under this agreement.

The Company paid First Communications (FirstEnergy owns a minority interest in First Communications) approximately $70,600 and $84,700 for the years ended December 31, 2002 and 2003, respectively, for telecommunications services provided to the Company.

8. Major customers

The Company markets its oil and gas production and competitively bids its significant oil and gas contracts. The type of contract under which gas production is sold varies but can generally be grouped into three categories: (a) life-of-the-well; (b) long-term (1 year or longer); and (c) short-term contracts which may have a primary term of one year, but which are cancelable at either party’s discretion in 30-120 days. The majority of the Company’s gas production is currently sold under market-sensitive contracts, which do not contain floor price provisions. For the years ended December 31, 2001, 2002 and 2003, FirstEnergy Solutions Corp. purchased 61%, 26% and 23%, respectively, of the Company’s gross gas sales. In 2003, two other customers accounted for an additional 23% and 18% of total gas sales. Management believes that the loss of any one customer would not have a material adverse effect on the operations of Great Lakes because of the competitive market for oil and gas production in Appalachia. Oil is sold on a basis such that the purchaser can be changed on 30 days notice. The price received is generally equal to a posted price set by the major purchasers in the area. Great Lakes sells to oil purchasers on a basis of price and service.

9. Details of oil and gas properties

The following summarizes selected information with respect to the Company’s oil and gas properties.

	December 31,
(in thousands)	2002	2003
Oil and gas properties:
Properties subject to depletion	$522,871	$589,291
Unproved properties	4,144	4,131

Total	527,015	593,422
Accumulated depletion and impairment	(156,549)	(158,196)

Net oil and gas properties	$370,466	$435,226

10. Asset retirement obligation

On January 1, 2003, the Company adopted SFAS 143, Accounting for Asset Retirement Obligations. The Statement requires the Company to recognize an estimated liability for the plugging and abandonment of its oil and gas wells and associated pipelines and equipment. Under SFAS 143, the Company recognizes a liability for asset retirement obligations in the period in which they are incurred. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS 143 requires the Company to consider estimated salvage value in the calculation of DD&A. Consistent with industry practice, historically the Company had assumed the cost of plugging and abandonment would be offset by salvage value received. The adoption of SFAS 143 resulted in (i) an increase to long-term liabilities because retirement obligations are required to be recognized, (ii) an increase to the carrying value of oil and gas properties because the retirement costs are capitalized as a component of the long-lived asset, and (iii) a net increase in DD&A expense, because

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of the accretion of the retirement obligation and increased basis in the long-lived asset, partially offset by depletion credits recorded to account for the estimated future salvage value of the assets. The asset retirement obligations recorded by the Company relate to the plugging and abandonment of oil and gas wells.

The recorded liability has been derived from an estimate of the future cash flows associated with plugging and abandonment activities and is based on historical experience in plugging and abandoning wells, an assessment of the remaining lives of those wells based on reserve estimates, internal and external estimates as to the future cost to plug and abandon the wells, and federal and state regulatory requirements. The estimated future cash flows include an inflation factor of 3% and have been discounted using an assumed credit-adjusted, risk-free interest rate of 9%. Revisions to the liability could occur due to changes in inflation rates, interest rates, estimates of plugging and abandonment costs or the remaining lives of the wells, or if federal or state regulators enact new plugging and abandonment requirements.

The adoption of SFAS 143 as of January 1, 2003 resulted in a cumulative effect gain of $3.2 million, which is included in income in the year ended December 31, 2003. The adoption resulted in a January 1, 2003 cumulative effect adjustment to record (i) a $27.4 million increase in the carrying values of proved properties, (ii) a $6.9 million decrease in accumulated depletion, and (iii) a $31.1 million increase in plugging and abandonment liabilities. The net impact has been disclosed in the consolidated statements of income as a cumulative effect adjustment of a change in accounting principle.

The pro forma effect of the application of SFAS 143 on net income for the year ended December 31, 2002, as if the statement had been adopted on January 1, 2002 (rather than January 1, 2003), including an associated pro forma asset retirement obligation on that date of $29.9 million (unaudited), would have been to increase net income by $1.5 million (unaudited).

A reconciliation of the Company’s asset retirement obligation for estimated future plugging and abandonment costs for the year ended December 31, 2003 is as follows (in thousands):

Asset retirement obligation, December 31, 2002	$—
Plugging accrual reclassification	1,979
Cumulative effect adjustment	31,085
Liabilities incurred	1,483
Liabilities settled	(1,013)
Accretion expense	2,657
Revision of estimated future cash flows	(3,364)

Asset retirement obligation, December 31, 2003	$32,827

11. Arbitration settlement gain

In December 2002, the Company received an arbitration settlement of approximately $1.6 million as compensation in connection with a gas purchase arrangement with a refining company. The arbitration settlement gain is reflected as a component of interest and other income, net of $144,000 of legal expenses.

12. Supplemental information on oil and gas activities

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The following summarizes selected information with respect to the Company’s oil and gas producing activities in accordance with SFAS 69, Disclosures About Oil and Gas Producing Activities, an amendment of FASB Statements 19, 25, 33, and 39:

	December 31
(in thousands)	2001	2002	2003
Costs incurred:
Acquisition	$4,056	$20,211	$8,762
Development	36,098	38,161	41,064
Exploration	7,080	8,369	8,764

Total costs incurred	$47,234	$66,741	$58,590

The amounts presented above related to the costs incurred in connection with the Company’s oil and gas activities during 2003 do not include any costs capitalized in connection with the adoption of SFAS 143. SFAS 143 costs that were capitalized during 2003 include $27.4 million of costs capitalized upon the adoption of the new accounting standard, $1.5 million of costs capitalized for new wells drilled during the year, and $3.4 million of capitalized cost reductions related to changes in estimates of the timing of future cash flows.

Proved oil and gas reserve information (unaudited)

The Company’s proved oil and gas reserves are located in the United States. Proved reserves are those quantities of crude oil and natural gas which, upon analysis of geological and engineering data, can with reasonable certainty be recovered in the future from known oil and gas reservoirs. Proved developed reserves are those proved reserves that can be expected to be recovered from existing wells with existing equipment and operating methods. Proved undeveloped oil and gas reserves are proved reserves that are expected to be recovered from new wells on undrilled acreage.

	Crude oil	Natural gas
(in thousands)	(Bbls)	(Mcf)
Quantities of proved reserves
Balance, January 1, 2001	12,398	406,930
Revisions of estimates	(1,865)	(53,412)
Extensions, discoveries and additions	117	27,108
Purchases	—	2,860
Sales	(14)	(380)
Production	(647)	(19,894)

Balance, December 31, 2001	9,989	363,212
Revisions of estimates	1,482	41,038
Extensions, discoveries and additions	560	34,670
Purchases	20	21,827
Sales	(52)	(3,026)
Production	(622)	(21,029)

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	Crude oil	Natural gas
(in thousands)	(Bbls)	(Mcf)
Balance, December 31, 2002	11,377	436,692
Revisions of estimates	(316)	12,460
Extensions, discoveries and additions	246	29,169
Purchases	381	2,113
Sales	(11)	(1,272)
Production	(622)	(22,307)

Balance, December 31, 2003	11,055	456,855

Quantities of proved developed reserves
December 31, 2001	4,514	198,211

December 31, 2002	5,453	263,126

December 31, 2003	5,772	268,000

The revisions that occurred during 2003 include (316) Mbbls of oil and 12,460 Mmcf of gas, a portion of which became economic due to higher commodity prices at December 31, 2003. The average prices used at December 31, 2003 to estimate the reserve information were $29.34 per barrel for oil and $6.47 per Mcf for gas using the benchmark NYMEX prices of $32.52 per barrel and $6.19 per Mmbtu. The average prices used at December 31, 2002 were $28.39 per barrel for oil and $5.12 per Mcf for gas using the benchmark NYMEX prices of $31.17 per barrel and $4.75 per Mmbtu.

The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (Standardized Measure) is a disclosure requirement under SFAS No. 69. The Standardized Measure does not purport to present the fair market value of proved oil and gas reserves. This would require consideration of expected future economic and operating conditions, which are not taken into account in calculating the Standardized Measure.

Future cash inflows were estimated by applying year end prices to the estimated future production less estimated future production costs based on year end costs. Future net cash inflows were discounted using a 10% annual discount rate to arrive at the Standardized Measure.

Standardized Measure

	December 31,
(in thousands)	2001	2002	2003
Future cash inflows	$1,292,238	$2,559,262	$3,461,946
Future costs:
Production	(417,963)	(609,514)	(616,214)
Development	(212,434)	(277,181)	(486,749)
Future net cash flows	661,841	1,672,567	2,358,983

Income taxes (Note 2)	—	—	—
Total undiscounted future net cash flows	661,841	1,672,567	2,358,983
10% discount factor	(381,848)	(966,250)	(1,379,505)

Standardized measure	$279,993	$706,317	$979,478

26

Changes in Standardized Measure

	Years ended December 31,
(in thousands)	2001	2002	2003
Standardized measure, beginning of year	$1,425,887	$279,993	$706,317
Revisions:
Prices	(1,130,288)	345,768	262,623
Quantities	(56,467)	81,415	22,391
Estimated future development costs	30,290	31,509	37,025
Accretion of discount	142,589	27,999	70,632
Income taxes (Note 2)	—	—	—

Net revisions	(1,013,876)	486,691	392,671
Purchases	2,500	35,786	9,319
Extensions, discoveries and additions	24,308	62,016	64,941
Production	(73,514)	(76,941)	(82,958)
Sales	(406)	(5,444)	(2,840)
Changes in timing and other	(84,906)	(75,784)	(107,972)

Standardized measure, end of year	$279,993	$706,317	$979,478

27

ANNEX A

LETTER OF TRANSMITTAL

TO TENDER

OUTSTANDING 7 3/8% SENIOR SUBORDINATED NOTES DUE 2013

(ISSUED BY RANGE RESOURCES CORPORATION ON JUNE 25, 2004)

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED           , 2004

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2004 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY.

The Exchange Agent for the Exchange Offer is:

J.P. Morgan Trust Company, N.A.
2200 Ross Avenue, 6th Floor
Dallas, Texas 75201
Attention: Mr. Mark E. Dault

IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING 7 3/8% SENIOR SUBORDINATED NOTES DUE 2013 WHICH WERE ISSUED BY THE COMPANY ON JUNE 25, 2004 (THE “OLD NOTES”) FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF NEW 7 3/8% SENIOR SUBORDINATED NOTES DUE 2013 PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OLD NOTES TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE BY CAUSING AN AGENT’S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO SUCH TIME.

The undersigned hereby acknowledges receipt and review of the Prospectus, dated       2004 (the “Prospectus”), of Range Resources Corporation, a Delaware corporation (the “Company”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Company’s offer to exchange (the “Exchange Offer”) its 7 3/8% Senior Subordinated Notes due 2013 (the “New Notes”) the offer and sale of which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its outstanding 7 3/8% Senior Subordinated Notes due 2013 which were issued on June 25, 2004 (the “Old Notes”). Capitalized terms used but not defined herein have the respective meaning given to them in this Prospectus.

The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. The Company shall notify the Exchange Agent and each registered holder of the Old Notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the Old Notes. Tender of Old Notes is to be made according to the Automated Tender Offer Program (“ATOP”) of the Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer – Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer generated message known as an “agent’s message” to the exchange agent for its acceptance. For you to validly tender your Old notes in the Exchange Offer, the Exchange Agent must receive prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Old Notes; and

•	You agree to be bound by the terms of this Letter of Transmittal

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

     Ladies and Gentlemen:

     1. By tendering Old Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

     2. By tendering Old Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Old Notes described above and will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Old Notes.

     3. The tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Company as to the terms and conditions set forth in the Prospectus.

     4. The Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Old Notes exchanged for such New Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the “Securities Act”)) and any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act (without compliance with the registration and prospectus delivery provisions of the Securities Act), provided that such New Notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such New Notes.

     5. By tendering Old Notes in the Exchange Offer, you represent and warrant that:

a.	the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

b.	neither you nor any such other person is engaging in or intends to engage in a distribution of such New Notes;

c.	neither you nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes; and

d.	neither the holder nor any such other person is an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Company.

     6. You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your Old Notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of June 22, 2004 (the “Registration Rights Agreement”), by and among the Company, the Subsidiary Guarantors (as defined therein) and the Initial Purchasers (as defined therein). Such election may be made only by notifying the Company in writing at 777 Main Street, Suite 800, Forth Worth, Texas 76102, Attention: Corporate Secretary. By making such election, you agree, as a holder of Old Notes participating in a shelf registration, to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who signs such shelf registration statement, each person who controls the Company within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each other holder of Old Notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

     7. If you are a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering Old Notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act. If you are a broker-dealer and Old Notes held for your own account were not acquired as a result of market-making or other trading activities, such Old Notes cannot be exchanged pursuant to the Exchange Offer.

     8. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Book-Entry confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of Old Notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as an agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M., New York City time, on the Expiration Date.

2. Partial Tenders.

Tenders of Old Notes will be accepted only in integral multiples of $1,000. The entire principal amount of Old Notes delivered to the exchange agent will be deemed to have been tendered unless otherwise communicated to the exchange agent. If the entire principal amount of all Old Notes is not tendered, then Old Notes for the principal amount of Old Notes not tendered and notes issued in exchange for any Old Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Old Notes are accepted for exchange.

3. Validity of Tenders.

All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Company, in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent, nor any other person shall be under any duty to give such notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders via the facilities of DTC, as soon as practicable following the Expiration Date.

4. Waiver of Conditions.

The Company reserves the absolute right to waive, in whole or part, up to the expiration of the exchange offer any of the conditions of the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5. No Conditional Tender.

No alternative, conditional, irregular or contingent tender of Old Notes will be accepted.

6. Request for Assistance or Additional Copies.

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7. Withdrawal.

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offer – Withdrawal of Tenders.”

8. No Guarantee of Late Delivery.

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

[Back Cover]

     Until      , 2004, all dealers that effect transactions in the new notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[Range Resources Corporation Logo]

RANGE RESOURCES CORPORATION

Offer to Exchange up to
$100,000,000 7 3/8% Senior Subordinated Notes due 2013
issued by Range Resources Corporation on June 25, 2004
For
$100,000,000 7 3/8% Senior Subordinated Notes due 2013
the offer and exchange of which have been registered under the Securities Act of 1933

_______________, 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The Amended and Restated By-Laws of Range Resources Corporation (the “Company”) provide that the Company will indemnify and hold harmless to the fullest extent authorized by the DGCL each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. Such indemnification continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of his or her heirs, executors and administrators.

     The Company’s Restated Certificate of Incorporation, as amended, provides for the indemnification of directors to the fullest extent permitted by the DGCL. In addition, as permitted by the DGCL, the Restated Certificate of Incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

     In addition, the Company’s Restated Certificate of Incorporation also provides indemnification for any former, present or future director, officer or employee of the Company or the legal representative of any such director, officer or employee where such person has been successful on the merits or otherwise in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, or in defense of any claim, issue or matter therein, by reason of such person being or having been such director, officer or employee. If such person is not successful on the merits or otherwise, and such person had no reasonable cause to believe the conduct was unlawful, then a majority of the members of the Company’s board of directors (sitting as a committee of the board of directors), who were not parties to such inquiry, investigation, action, suit or proceeding or one or more disinterested counsel to whom the board of directors may refer the matter, may determine that the applicable standard of conduct was met and indemnify the person. However, if the proceeding is by or in the right of the Company, no indemnification will be provided to any person adjudged by any court to be liable for negligence or misconduct except to the extent determined by such court.

     The Company has entered into indemnification agreements with its directors and executive officers, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 21. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit
Number		Description

2.1	—	Purchase and Sale Agreement dated as of June 1, 2004 by and between the Company and FirstEnergy Corp. (incorporated by reference to Exhibit 2.1 to the Company’s Form-8-K/A (File No. 001-12209) as filed with the SEC on July 15, 2004)

3.1	—	Restated Certificate of Incorporation of Range Resources Corporation (incorporated by reference to Exhibit 3.1.1 to Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on May 5, 2004)

3.2	—	Amended and Restated By-laws of the Company dated December 5, 2003 (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K (File No. 001-12209) as filed with the SEC on March 3, 2004)

4.1	—	Form of 7 3/8% Senior Subordinated Note due 2013 (contained as an exhibit to Exhibit 4.2 hereto)

4.2	—	Indenture dated July 21, 2003 among the Company, as issuer, the Subsidiary Guarantors (as defined therein), as guarantors, and J.P. Morgan Trust Company, as successor trustee to BankOne, NA (incorporated by reference to Exhibit 4.4.2 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on August 6, 2003)

4.3	—	Registration Rights Agreement dated June 22, 2004 among the Company, J.P. Morgan Securities, Inc. and UBS Securities L.L.C. (incorporated by reference to Exhibit 4.1.5 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on July 29, 2004)

5.1*	—	Opinion of Vinson & Elkins L.L.P.

Exhibit
Number		Description
10.1	—	Form of Directors and Officers Indemnification Agreement (incorporated by reference to Exhibit 10.1(11) to Lomak’s Post-Effective Amendment No. 2 on Form S-4 to Form S-1 (File No. 333-47544) as filed with the SEC on January 18, 1994)

10.2	—	Purchase and Sale Agreement dated April 20, 2000 between Range Pipeline Systems, L.P., as seller, and Conoco Inc., as buyer (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on August 8, 2000)

10.3	—	Gas Purchase Contract dated July 1, 2000 between Range Production I, L.P., as seller, and Conoco Inc., as buyer (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on August 8, 2000)

10.4.1	—	Application Service Provider and Outsourcing Agreement dated June 1, 2000 between Applied Terravision Systems Inc. and the Company (incorporated by reference to Exhibit 10.4 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on August 8, 2000)

10.4.2	—	Addendum to that certain Application Service Provider and Outstanding Agreement dated June 1, 2000 between Applied Terravision Systems Inc. predecessor to CGI Information Systems & Management Systems, Inc. and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on August 6, 2003)

10.5	—	Consulting Agreement dated May 21, 2003 between the Company and Thomas J. Edelman (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on August 6, 2003)

10.6.1	—	First Amendment to Amended and Restated Credit Agreement dated December 27, 2002 among the Company, Bank One, NA, the Lenders (as defined therein), Bank One, NA, as Administrative Agent, Fleet National Bank, as Co-Documentation Agent, Fortis Capital Corp., as Co-Documentation Agent, JPMorgan Chase Bank, as Co-Syndication Agent, Credit Lyonnais, New York Branch, as Co-Syndication Agent, Banc One Capital Markets, Inc., as Joint Lead Arranger and Joint Bookrunner, and JPMorgan Chase Bank, as Joint Lead Arranger and Joint Bookrunner (incorporated by reference to Exhibit 10.15.6 to the Company’s Form 10-K (File No. 001-12209) as filed with the SEC on March 5, 2003)

10.6.2	—	Second Amendment to Amended and Restated Credit Agreement dated January 24, 2003 among the Company, Bank One, NA, the Lenders (as defined therein), Bank One, NA, as Administrative Agent, Fleet National Bank, as Co-Documentation Agent, Fortis Capital Corp., as Co-Documentation Agent, JPMorgan Chase Bank, as Co-Syndication Agent, Credit Lyonnais, New York Branch, as Co-Syndication Agent, Banc One Capital Markets, Inc., as Joint Lead Arranger and Joint-Bookrunner, and JPMorgan Chase Bank, as Joint Lead Arranger and Joint Bookrunner (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on May 7, 2003)

Exhibit
Number		Description
10.6.3	—	Third Amendment to Amended and Restated Credit Agreement dated April 1, 2003 among the Company, Bank One, NA, the Lenders (as defined therein), Bank One, NA, as Administrative Agent, Fleet National Bank, as Co-Documentation Agent, Fortis Capital Corp., as Co-Documentation Agent, JPMorgan Chase Bank, as Co-Syndication Agent, Credit Lyonnais, New York Branch, as Co-Syndication Agent, Banc One Capital Markets, Inc., as Joint Lead Arranger and Joint Bookrunner, and JPMorgan Securities, Inc., as Joint Lead Arranger and Joint Bookrunner (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on May 7, 2003)

10.6.4	—	Fourth Amendment to Amended and Restated Credit Agreement dated July 15, 2003 among the Company, Bank One, NA, the Lenders (as defined therein), Bank One, NA, as Administrative Agent, Fleet National Bank, as Co-Documentation Agent, Fortis Capital Corp., as Co-Documentation Agent, JPMorgan Chase Bank, as Co-Syndication Agent, Credit Lyonnias, New York Branch, as Co-Syndication Agent, Banc One Capital Markets, Inc., as Joint Lead Arranger and Joint Bookrunner, and JPMorgan Securities, Inc., as Joint Lead Arranger and Joint Bookrunner (incorporated by reference to Exhibits 10.6.5 to Company’s Form S-4 (File No. 333-108516) as filed with the SEC on September 4, 2003)

10.6.5	—	Fifth Amendment to Amended and Restated Credit Agreement dated September 4, 2003 among the Company, Bank One, NA, as Administrative Agent, Fleet National Bank, as Co-Documentation Agent, Fortis Capital Corp., as Co-Documentation Agent, JPMorgan Chase Bank, as Co-Syndication Agent, Credit Lyonnais, New York Branch, as Co-Syndication Agent, Banc One Capital Markets, Inc., as joint Lead Arranger and Joint Bookrunner, and JPMorgan Securities, Inc., as Joint Lead Arranger and Joint Bookrunner (incorporated by reference to Exhibit 10.1.2 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on November 5, 2003)

10.6.7	—	Sixth Amendment to the Amended and Restated Credit Agreement dated October 1, 2003 among the Company, Bank One, NA, the Lenders (as defined therein), Bank One, NA as Administrative Agent, Fleet National Bank, as Co-Documentation Agent, Fortis Capital Corp., as Co- Documentation Agent, JP Morgan Chase Bank, as Co-Syndication Agent, Credit Lyonnais New York Branch, as Co-Syndication Agent, Banc One Capital Markets, Inc. as Joint Lead Arranger and Joint Bookrunner and JPMorgan (incorporated by reference to Exhibit 10.4.7 to the Company’s Form 10-K (File No. 001-12209) as filed with the SEC on March 3, 2004)

Exhibit
Number		Description
10.6.8	—	Seventh Amendment to the Amended and Restated Credit Agreement dated December 23, 2003 among the Company, Bank One, N.A., the Lenders (as defined therein), Bank One, NA as Administrative Agent, Fleet National Bank, as Co-Documentation Agent, Fortis Capital Corp., as Co-Documentation Agent, JP Morgan Chase Bank, as Co-Syndication Agent, Credit Lyonnais New York Branch, as Co-Syndication Agent, Bank One Capital Markets, Inc., as Joint Lead Arranger and Joint Bookrunner and JPMorgan Securities, Inc., as Joint Lead Arranger and Joint Bookrunner (incorporated by reference to Exhibit 10.4.8 to the Company’s Form 10-K (File No. 001-12209) as filed with the SEC on March 3, 2004)

10.6.9	—	Eighth Amendment to the Amended and Restated Credit Agreement dated March 31, 2004 among Range Resources Corporation, as Borrower, certain parties, as lenders, Bank One as Administrative Agent, Fleet National Bank as Co-Documentation Agent, Fortis Capital Corp., as Co-Documentation Agent, JPMorgan Chase Bank as Co-Syndication Agent, Credit Lyonnais New York Branch as Co-Syndication Agent, Banc One Capital Markets, Inc. as Joint Lead Arranger and Joint Bookrunner and JPMorgan Securities, Inc. as Joint Lead Arranger and Joint Bookrunner (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on May 5, 2004)

10.7.1	—	Second Amended and Restated Credit Agreement dated as of June 23, 2004 among the Company and Great Lakes Energy Partners, L.L.C. as borrowers, and Bank One, NA and the institutions named therein as lenders, Bank One, NA, as Administrative Agent and Banc One Capital Markets, Inc. as Sole Lead Arranger and Bookrunner (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on July 29, 2004)

10.8	—	Amended and Restated Range Resources Corporation Deferred Compensation Plan for Directors and Select Employees effective September 1, 2000 (incorporated by reference to Exhibit 10.15 to the Company’s Form 10-K (File No. 001-12209) as filed with the SEC on March 6, 2001)

10.9.1	—	Lomak 1989 Stock Option Plan dated March 13, 1989 (incorporated by reference to Exhibit 10.1(d) to Lomak’s Form S-1 (File No. 33-31558) as filed with the SEC on October 13, 1989)

10.9.2	—	Amendment to the Lomak 1989 Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1 to Lomak’s Form S-8 (File No. 333-10719) as filed with the SEC on August 23, 1996)

10.9.3	—	Amendment to the Lomak 1989 Stock Option Plan, as amended (incorporated by reference to Exhibit 4.2 to Lomak’s Form S-8 (File No. 333-44821) as filed with the SEC on January 23, 1998)

10.10.1	—	Lomak 1994 Outside Directors Stock Option Plan (incorporated by reference to Exhibit 4.2 to Lomak’s Form S-8 (File No. 333-10719) as filed with the SEC on August 23, 1996)

Exhibit
Number		Description
10.10.2	—	First Amendment to the Lomak 1994 Outside Directors Stock Option Plan dated June 8, 1995 (incorporated by reference to Exhibit 4.6 to the Company’s Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000)

10.10.3	—	Second Amendment to the Lomak 1994 Outside Directors Stock Option Plan dated August 21, 1996 (incorporated by reference to Exhibit 4.7 to the Company’s Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000)

10.10.4	—	Third Amendment to the Lomak 1994 Outside Directors Stock Option Plan dated June 1, 1999 (incorporated by reference to Exhibit 4.8 to the Company’s Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000)

10.10.5	—	Fourth Amendment to the Company’s 1994 Outside Directors Stock Option Plan dated May 24, 2000 (incorporated by reference to Exhibit 4.9 to the Company’s Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000)

10.11	—	Second Amended and Restated 1996 Stock Purchase and Option Plan for Key Employees of Domain Energy Corporation and Affiliates (incorporated by reference to Exhibit 4.1 to the Company’s Form S-8 (File No. 333-62439) as filed with the SEC on August 28, 1998)

10.12.1	—	Lomak 1997 Stock Purchase Plan, as amended, dated June 19, 1997 (incorporated by reference to Exhibit 10.1(l) to Lomak’s Form 10-K (File No. 001-12209) as filed with the SEC on March 20, 1998)

10.12.2	—	First Amendment to the Lomak 1997 Stock Purchase Plan dated May 26, 1999 (incorporated by reference to Exhibit 4.2 to the Company’s Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000)

10.12.3	—	Second Amendment to the Lomak 1997 Stock Purchase Plan dated September 28, 1999 (incorporated by reference to Exhibit 4.3 to the Company’s Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000)

10.12.4	—	Third Amendment to the Company’s 1997 Stock Purchase Plan dated May 24, 2000 (incorporated by reference to Exhibit 4.4 to the Company’s Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000)

10.12.5	—	Fourth Amendment to the Company’s 1997 Stock Purchase Plan dated May 24, 2001 (incorporated by reference to Exhibit 4.7 to the Company’s Form S-8 (File No. 333-63764) as filed with the SEC on June 25, 2001)

10.13.1	—	Amended and Restated 1999 Stock Option Plan (as amended May 21, 2003) (incorporated by reference to Exhibit 4.1 to the Company’s Form S-8 (File No. 333-105895) as filed with the SEC on June 6, 2003)

10.13.2	—	Fourth Amendment to the Amended and Restated 1999 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Company’s Form S-8 (File No. 333-116320) as filed with the SEC on June 9, 2004)

10.14	—	Range Resources Corporation 401(k) Plan (incorporated by reference to Exhibit 10.14 to the Company Form S-4 (File No. 333-108516) as filed with the SEC on September 4, 2003)

Exhibit
Number		Description
10.15	—	Range Resources Corporation Amended and Restated Change in Control Plan dated September 15, 1998 (incorporated by reference to Exhibit 10.15 to the Company’s Form S-4 (File No. 333-108516) as filed with the SEC on September 4, 2003)

10.16	—	Range Resources Corporation 2004 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 4.2 to the Company’s Form S-8 (File No. 333-116320) as filed with the SEC on June 9, 2004)

12.1*	—	Computation of Ratio of Earnings to Fixed Charges

16.1	—	Letter Re Change in Great Lakes’ Certifying Accountant dated November 2, 2002 (incorporated by reference to Exhibit 16.1 to the Company’s Form 8-K/A (File No. 001-12209) as filed with the SEC on December 2, 2002)

16.2	—	Letter Re Change in the Company’s Certifying Accountant dated December 9, 2002 (incorporated by reference to Exhibit 16.1 to the Company’s Form 8-K/A (File No. 001-12209) as filed with the SEC on December 9, 2002)

21.1*	—	Subsidiaries of the Company

23.1*	—	Consent of Vinson & Elkins L.L.P. (included in their opinion filed as Exhibit 5.1 hereto)

23.2*	—	Consent of Ernst & Young LLP (Fort Worth)

23.3*	—	Consent of Ernst & Young LLP (Pittsburgh)

23.4*	—	Consent of KPMG LLP

23.5*	—	Consent of KPMG LLP

23.6*	—	Consent of Degolyer and MacNaughton

23.7*	—	Consent of H.J. Gruy and Associates, Inc.

23.8*	—	Consent of Wright and Company

24.1*	—	Powers of Attorney (included on the first signature page of this Registration Statement)

25.1*	—	Form T-1 of J.P. Morgan Trust Company, N.A.

*	Filed herewith

(b)	Financial Statement Schedules

     All financial statements, financial statement schedules and reports of independent accountants are included or incorporated by reference in the Prospectus.

Item 22. Undertakings

     The undersigned co-registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned co-registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the co-registrants pursuant to the foregoing provisions, or otherwise, the co-registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the co-registrants of expenses incurred or paid by a director, officer or controlling person of the co-registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned co-registrants hereby undertake to respond to the requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned co-registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 30th day of July, 2004.

RANGE RESOURCES CORPORATION
By:	/s/ John H. Pinkerton
John H. Pinkerton
Chief Executive Officer and President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John H. Pinkerton, Rodney L. Waller and Roger S. Manny and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	July 30, 2004

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	July 30, 2004

/s/ Robert E. Aikman Robert E. Aikman	Director	July 30, 2004

/s/ Anthony V. Dub Anthony V. Dub	Director	July 30, 2004

Signature	Title	Date
/s/ Allen Finkelson Allen Finkelson	Director	July 30, 2004

/s/ V. Richard Eales V. Richard Eales	Director	July 30, 2004

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 30th day of July, 2004.

RANGE ENERGY I, INC.
By:	/s/ John H. Pinkerton
John H. Pinkerton
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	July 30, 2004

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	July 30, 2004

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Director	July 30, 2004

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 30th day of July, 2004.

RANGE HOLDCO, INC.
By:	/s/ John H. Pinkerton
John H. Pinkerton
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	July 30, 2004

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	July 30, 2004

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Director	July 30, 2004

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 30th day of July, 2004.

RANGE PRODUCTION COMPANY
By:	/s/ John H. Pinkerton
John H. Pinkerton
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	July 30, 2004

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	July 30, 2004

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Director	July 30, 2004

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 30th day of July, 2004.

RANGE ENERGY VENTURES CORPORATION
By:	/s/ John H. Pinkerton
John H. Pinkerton
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	July 30, 2004

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	July 30, 2004

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Director	July 30, 2004

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 30th day of July, 2004.

GULFSTAR ENERGY, INC.
By:	/s/ John H. Pinkerton
John H. Pinkerton
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	July 30, 2004

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	July 30, 2004

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Director	July 30, 2004

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 30th day of July, 2004.

RANGE ENERGY FINANCE CORPORATION
By:	/s/ John H. Pinkerton
John H. Pinkerton
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	July 30, 2004

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	July 30, 2004

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Director	July 30, 2004

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 30th day of July, 2004.

GREAT LAKES ENERGY PARTNERS, L.L.C.
By:	/s/ John H. Pinkerton
John H. Pinkerton
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Manager	July 30, 2004

/s/ Tom Stoelk Tom Stoelk	Chief Financial Officer	July 30, 2004

/s/ Roger S. Manny Roger S. Manny	Senior Vice President and Manager	July 30, 2004

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Manager	July 30, 2004

INDEX TO EXHIBITS

Exhibit
Number		Description
2.1	—	Purchase and Sale Agreement dated as of June 1, 2004 by and between the Company and FirstEnergy Corp. (incorporated by reference to Exhibit 2.1 to the Company’s Form-8-K/A (File No. 001-12209) as filed with the SEC on July 15, 2004)

3.1	—	Restated Certificate of Incorporation of Range Resources Corporation (incorporated by reference to Exhibit 3.1.1 to Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on May 5, 2004)

3.2	—	Amended and Restated By-laws of the Company dated December 5, 2003 (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K (File No. 001-12209) as filed with the SEC on March 3, 2004)

4.1	—	Form of 7 3/8% Senior Subordinated Note due 2013 (contained as an exhibit to Exhibit 4.2 hereto)

4.2	—	Indenture dated July 21, 2003 among the Company, as issuer, the Subsidiary Guarantors (as defined therein), as guarantors, and J.P. Morgan Trust Company, as successor trustee to BankOne, NA (incorporated by reference to Exhibit 4.4.2 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on August 6, 2003)

4.3	—	Registration Rights Agreement dated June 22, 2004 among the Company, J.P. Morgan Securities, Inc. and UBS Securities L.L.C. (incorporated by reference to Exhibit 4.1.5 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on July 29, 2004)

5.1*	—	Opinion of Vinson & Elkins L.L.P.

10.1	—	Form of Directors and Officers Indemnification Agreement (incorporated by reference to Exhibit 10.1(11) to Lomak’s Post-Effective Amendment No. 2 on Form S-4 to Form S-1 (File No. 333-47544) as filed with the SEC on January 18, 1994)

10.2	—	Purchase and Sale Agreement dated April 20, 2000 between Range Pipeline Systems, L.P., as seller, and Conoco Inc., as buyer (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on August 8, 2000)

10.3	—	Gas Purchase Contract dated July 1, 2000 between Range Production I, L.P., as seller, and Conoco Inc., as buyer (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on August 8, 2000)

Exhibit
Number		Description
10.4.1	—	Application Service Provider and Outsourcing Agreement dated June 1, 2000 between Applied Terravision Systems Inc. and the Company (incorporated by reference to Exhibit 10.4 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on August 8, 2000)

10.4.2	—	Addendum to that certain Application Service Provider and Outstanding Agreement dated June 1, 2000 between Applied Terravision Systems Inc. predecessor to CGI Information Systems & Management Systems, Inc. and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on August 6, 2003)

10.5	—	Consulting Agreement dated May 21, 2003 between the Company and Thomas J. Edelman (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on August 6, 2003)

10.6.1	—	First Amendment to Amended and Restated Credit Agreement dated December 27, 2002 among the Company, Bank One, NA, the Lenders (as defined therein), Bank One, NA, as Administrative Agent, Fleet National Bank, as Co-Documentation Agent, Fortis Capital Corp., as Co-Documentation Agent, JPMorgan Chase Bank, as Co-Syndication Agent, Credit Lyonnais, New York Branch, as Co-Syndication Agent, Banc One Capital Markets, Inc., as Joint Lead Arranger and Joint Bookrunner, and JPMorgan Chase Bank, as Joint Lead Arranger and Joint Bookrunner (incorporated by reference to Exhibit 10.15.6 to the Company’s Form 10-K (File No. 001-12209) as filed with the SEC on March 5, 2003)

10.6.2	—	Second Amendment to Amended and Restated Credit Agreement dated January 24, 2003 among the Company, Bank One, NA, the Lenders (as defined therein), Bank One, NA, as Administrative Agent, Fleet National Bank, as Co-Documentation Agent, Fortis Capital Corp., as Co-Documentation Agent, JPMorgan Chase Bank, as Co-Syndication Agent, Credit Lyonnais, New York Branch, as Co-Syndication Agent, Banc One Capital Markets, Inc., as Joint Lead Arranger and Joint-Bookrunner, and JPMorgan Chase Bank, as Joint Lead Arranger and Joint Bookrunner (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on May 7, 2003)

10.6.3	—	Third Amendment to Amended and Restated Credit Agreement dated April 1, 2003 among the Company, Bank One, NA, the Lenders (as defined therein), Bank One, NA, as Administrative Agent, Fleet National Bank, as Co-Documentation Agent, Fortis Capital Corp., as Co-Documentation Agent, JPMorgan Chase Bank, as Co-Syndication Agent, Credit Lyonnais, New York Branch, as Co-Syndication Agent, Banc One Capital Markets, Inc., as Joint Lead Arranger and Joint Bookrunner, and JPMorgan Securities, Inc., as Joint Lead Arranger and Joint Bookrunner (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on May 7, 2003)

Exhibit
Number		Description
10.6.4	—	Fourth Amendment to Amended and Restated Credit Agreement dated July 15, 2003 among the Company, Bank One, NA, the Lenders (as defined therein), Bank One, NA, as Administrative Agent, Fleet National Bank, as Co-Documentation Agent, Fortis Capital Corp., as Co-Documentation Agent, JPMorgan Chase Bank, as Co-Syndication Agent, Credit Lyonnias, New York Branch, as Co-Syndication Agent, Banc One Capital Markets, Inc., as Joint Lead Arranger and Joint Bookrunner, and JPMorgan Securities, Inc., as Joint Lead Arranger and Joint Bookrunner (incorporated by reference to Exhibits 10.6.5 to Company’s Form S-4 (File No. 333-108516) as filed with the SEC on September 4, 2003)

10.6.5	—	Fifth Amendment to Amended and Restated Credit Agreement dated September 4, 2003 among the Company, Bank One, NA, as Administrative Agent, Fleet National Bank, as Co-Documentation Agent, Fortis Capital Corp., as Co-Documentation Agent, JPMorgan Chase Bank, as Co-Syndication Agent, Credit Lyonnais, New York Branch, as Co-Syndication Agent, Banc One Capital Markets, Inc., as joint Lead Arranger and Joint Bookrunner, and JPMorgan Securities, Inc., as Joint Lead Arranger and Joint Bookrunner (incorporated by reference to Exhibit 10.1.2 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on November 5, 2003)

10.6.7	—	Sixth Amendment to the Amended and Restated Credit Agreement dated October 1, 2003 among the Company, Bank One, NA, the Lenders (as defined therein), Bank One, NA as Administrative Agent, Fleet National Bank, as Co-Documentation Agent, Fortis Capital Corp., as Co- Documentation Agent, JP Morgan Chase Bank, as Co-Syndication Agent, Credit Lyonnais New York Branch, as Co-Syndication Agent, Banc One Capital Markets, Inc. as Joint Lead Arranger and Joint Bookrunner and JPMorgan (incorporated by reference to Exhibit 10.4.7 to the Company’s Form 10-K (File No. 001-12209) as filed with the SEC on March 3, 2004)

10.6.8	—	Seventh Amendment to the Amended and Restated Credit Agreement dated December 23, 2003 among the Company, Bank One, N.A., the Lenders (as defined therein), Bank One, NA as Administrative Agent, Fleet National Bank, as Co-Documentation Agent, Fortis Capital Corp., as Co-Documentation Agent, JP Morgan Chase Bank, as Co-Syndication Agent, Credit Lyonnais New York Branch, as Co-Syndication Agent, Bank One Capital Markets, Inc., as Joint Lead Arranger and Joint Bookrunner and JPMorgan Securities, Inc., as Joint Lead Arranger and Joint Bookrunner (incorporated by reference to Exhibit 10.4.8 to the Company’s Form 10-K (File No. 001-12209) as filed with the SEC on March 3, 2004)

10.6.9	—	Eighth Amendment to the Amended and Restated Credit Agreement dated March 31, 2004 among Range Resources Corporation, as Borrower, certain parties, as lenders, Bank One as Administrative Agent, Fleet National Bank as Co-Documentation Agent, Fortis Capital Corp., as Co-Documentation Agent, JPMorgan Chase Bank as Co-Syndication Agent, Credit Lyonnais New York Branch as Co-Syndication Agent, Banc One Capital Markets, Inc. as Joint Lead Arranger and Joint Bookrunner and JPMorgan Securities, Inc. as Joint Lead Arranger and Joint Bookrunner (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on May 5, 2004)

Exhibit
Number		Description
10.7.1	—	Second Amended and Restated Credit Agreement dated as of June 23, 2004 among the Company and Great Lakes Energy Partners, L.L.C. as borrowers, and Bank One, NA and the institutions named therein as lenders, Bank One, NA, as Administrative Agent and Banc One Capital Markets, Inc. as Sole Lead Arranger and Bookrunner (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on July 29, 2004)

10.8	—	Amended and Restated Range Resources Corporation Deferred Compensation Plan for Directors and Select Employees effective September 1, 2000 (incorporated by reference to Exhibit 10.15 to the Company’s Form 10-K (File No. 001-12209) as filed with the SEC on March 6, 2001)

10.9.1	—	Lomak 1989 Stock Option Plan dated March 13, 1989 (incorporated by reference to Exhibit 10.1(d) to Lomak’s Form S-1 (File No. 33-31558) as filed with the SEC on October 13, 1989)

10.9.2	—	Amendment to the Lomak 1989 Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1 to Lomak’s Form S-8 (File No. 333-10719) as filed with the SEC on August 23, 1996)

10.9.3	—	Amendment to the Lomak 1989 Stock Option Plan, as amended (incorporated by reference to Exhibit 4.2 to Lomak’s Form S-8 (File No. 333-44821) as filed with the SEC on January 23, 1998)

10.10.1	—	Lomak 1994 Outside Directors Stock Option Plan (incorporated by reference to Exhibit 4.2 to Lomak’s Form S-8 (File No. 333-10719) as filed with the SEC on August 23, 1996)

10.10.2	—	First Amendment to the Lomak 1994 Outside Directors Stock Option Plan dated June 8, 1995 (incorporated by reference to Exhibit 4.6 to the Company’s Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000)

10.10.3	—	Second Amendment to the Lomak 1994 Outside Directors Stock Option Plan dated August 21, 1996 (incorporated by reference to Exhibit 4.7 to the Company’s Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000)

10.10.4	—	Third Amendment to the Lomak 1994 Outside Directors Stock Option Plan dated June 1, 1999 (incorporated by reference to Exhibit 4.8 to the Company’s Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000)

10.10.5	—	Fourth Amendment to the Company’s 1994 Outside Directors Stock Option Plan dated May 24, 2000 (incorporated by reference to Exhibit 4.9 to the Company’s Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000)

10.11	—	Second Amended and Restated 1996 Stock Purchase and Option Plan for Key Employees of Domain Energy Corporation and Affiliates (incorporated by reference to Exhibit 4.1 to the Company’s Form S-8 (File No. 333-62439) as filed with the SEC on August 28, 1998)

10.12.1	—	Lomak 1997 Stock Purchase Plan, as amended, dated June 19, 1997 (incorporated by reference to Exhibit 10.1(l) to Lomak’s Form 10-K (File No. 001-12209) as filed with the SEC on March 20, 1998)

Exhibit
Number		Description
10.12.2	—	First Amendment to the Lomak 1997 Stock Purchase Plan dated May 26, 1999 (incorporated by reference to Exhibit 4.2 to the Company’s Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000)

10.12.3	—	Second Amendment to the Lomak 1997 Stock Purchase Plan dated September 28, 1999 (incorporated by reference to Exhibit 4.3 to the Company’s Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000)

10.12.4	—	Third Amendment to the Company’s 1997 Stock Purchase Plan dated May 24, 2000 (incorporated by reference to Exhibit 4.4 to the Company’s Form S-8 (File No. 333-40380) as filed with the SEC on June 29, 2000)

10.12.5	—	Fourth Amendment to the Company’s 1997 Stock Purchase Plan dated May 24, 2001 (incorporated by reference to Exhibit 4.7 to the Company’s Form S-8 (File No. 333-63764) as filed with the SEC on June 25, 2001)

10.13.1	—	Amended and Restated 1999 Stock Option Plan (as amended May 21, 2003) (incorporated by reference to Exhibit 4.1 to the Company’s Form S-8 (File No. 333-105895) as filed with the SEC on June 6, 2003)

10.13.2	—	Fourth Amendment to the Amended and Restated 1999 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Company’s Form S-8 (File No. 333-116320) as filed with the SEC on June 9, 2004)

10.14	—	Range Resources Corporation 401(k) Plan (incorporated by reference to Exhibit 10.14 to the Company Form S-4 (File No. 333-108516) as filed with the SEC on September 4, 2003)

10.15	—	Range Resources Corporation Amended and Restated Change in Control Plan dated September 15, 1998 (incorporated by reference to Exhibit 10.15 to the Company’s Form S-4 (File No. 333-108516) as filed with the SEC on September 4, 2003)

10.16	—	Range Resources Corporation 2004 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 4.2 to the Company’s Form S-8 (File No. 333-116320) as filed with the SEC on June 9, 2004)

12.1*	—	Computation of Ratio of Earnings to Fixed Charges

16.1	—	Letter Re Change in Great Lakes’ Certifying Accountant dated November 2, 2002 (incorporated by reference to Exhibit 16.1 to the Company’s Form 8-K/A (File No. 001-12209) as filed with the SEC on December 2, 2002)

16.2	—	Letter Re Change in the Company’s Certifying Accountant dated December 9, 2002 (incorporated by reference to Exhibit 16.1 to the Company’s Form 8-K/A (File No. 001-12209) as filed with the SEC on December 9, 2002)

21.1*	—	Subsidiaries of the Company

23.1*	—	Consent of Vinson & Elkins L.L.P. (included in their opinion filed as Exhibit 5.1 hereto)

23.2*	—	Consent of Ernst & Young LLP (Fort Worth)

23.3*	—	Consent of Ernst & Young LLP (Pittsburgh)

Exhibit
Number		Description
23.4*	—	Consent of KPMG LLP

23.5*	—	Consent of KPMG LLP

23.6*	—	Consent of Degolyer and MacNaughton

23.7*	—	Consent of H.J. Gruy and Associates, Inc.

23.8*	—	Consent of Wright and Company

24.1*	—	Powers of Attorney (included on the first signature page of this Registration Statement)

25.1*	—	Form T-1 of J.P. Morgan Trust Company, N.A.

*	Filed herewith